Exhibit 10.12F

JOHN BEAN TECHNOLOGIES CORPORATION
SAVINGS AND INVESTMENT PLAN

(As Amended and Restated, Effective as of January 1, 2012)

Page

ARTICLE I DEFINITIONS	1
Account	1
Administrator	2
Affiliate	2
After-Tax Contribution	2
After-Tax Contribution Account	2
After-Tax Contribution Election	2
Annuity Starting Date	2
Basic Contributions .	2
Beneficiary	3
Board	3
Break in Service	3
Catch-Up Contribution	3
Code	3
Committee	3
Company	3
Company Safe Harbor Nonelective Contributions	3
Company Safe Harbor Nonelective Contribution Account	3
Company Contributions	3
Company Contribution Account	4
Company Stock	4
Company Stock Fund	4
Compensation	4
Contingent Account	5
Direct Rollover	6
Disability	6
Distributee	6
Distribution Date	6
Effective Date	6
Eligible Employee	6

i.

(continued)
Page

Eligible Retirement Plan	7
Eligible Rollover Distribution	7
Employee	8
Employment Commencement Date	8
ERISA	8
FMC	8
FMC Matched Plan	8
FMC Plans	8
FMC Stock	8
FMC Stock Fund	8
FMC Unmatched Plan	8
FMCTI	8
FMCTI Plan	8
Forfeiture	9
Funding Agent	9
Highly Compensated Employee	9
Hour of Service	9
Investment Fund	10
Leased Employee	10
Matched Participant	10
Nonhighly Compensated Employee	10
Participant	10
Participating Employer	10
Period of Separation	10
Plan	11
Plan Year	11
Pre-Tax Contribution	11
Pre-Tax Contribution Account	11
Pre-Tax Contribution Election	11
Required Beginning Date	11

ii.

(continued)
Page

Rollover Contribution		11
Rollover Contribution Account		12
Roth Elective Contribution		12
Roth Elective Contribution Account		12
Roth Elective Contribution Election		12
Safe Harbor 401(k) Plan		12
Safe Harbor Notice		12
Supplemental Contributions		13
Surviving Spouse		13
Trust		13
Trust Fund		13
Trustee		13
Valuation Date		13
Year of Service		13
ARTICLE II PARTICIPATION		13
2.1	Admission as a Participant	13
2.2	Admission as a Matched Participant	14
2.3	Rehires	14
2.4	Provision of Information	14
2.5	Termination of Participation	15
2.6	Special Rules Relating to Veterans’ Reemployment Rights	15
2.7	Direct Transfer	17
ARTICLE III CONTRIBUTIONS AND ACCOUNT ALLOCATIONS		18
3.1	Pre-Tax Contributions and Roth Elective Contributions	18
3.2	After-Tax Contributions	19
3.3	Rules Applicable to Both Pre-Tax Roth Elective and After-Tax Contributions	19
3.4	Company Contributions	21
3.4A Company Safe Harbor Nonelective Contributions		23
3.4B Safe Harbor 401(k) Plan Status		23

iii.

(continued)
Page

3.5	Rollover Contributions	24
3.6	Establishment of Accounts	24
3.7	Limitation on Annual Additions to Accounts	24
3.8	Reduction of Annual Additions	25
3.9	Limitations on Pre-Tax Contributions, Roth Elective Contributions, After-Tax Contributions and Company Contributions – Definitions	26
3.10	Maximum Amount of Pre-Tax Contributions	31
3.11	Correction of Excess Pre-Tax Contributions and Excess Roth Elective Contributions	31
3.12	Actual Deferral Percentage Test	33
3.13	Actual Contribution Percentage Test	36
ARTICLE IV VESTING		38
4.1	Vesting in After-Tax, Company Safe Harbor Nonelective, Pre-Tax, Roth Elective and Rollover Contributions Accounts	38
4.2	Vesting in Company Contribution and Contingent Accounts	38
4.3	Forfeitures	39
ARTICLE V TIMING OF DISTRIBUTIONS TO PARTICIPANTS		40
5.1	Separation from Service	40
5.2	Start of Benefit Payments	40
5.3	Distribution of Amounts held in a Participant’s Company Safe Harbor Nonelective Contribution Account, Pre-Tax Contribution Account and Roth Elective Contribution Account.	42
ARTICLE VI FORM OF BENEFIT, IN-SERVICE WITHDRAWALS AND LOANS		47
6.1	Cashout of Small Amounts	47
6.2	Medium of Distribution	48
6.3	Forms of Benefit	48
6.4	Change in Form, Timing or Medium of Benefit Payment	49
6.5	Direct Rollover of Eligible Rollover Distributions	49
6.6	In-service and Hardship Withdrawals	49
6.7	Loans	52

iv.

(continued)
Page

ARTICLE VII DEATH BENEFIT		54
7.1	Payment of Account Balance	54
7.2	Failure to Name a Beneficiary	54
7.3	Waiver of Spousal Beneficiary Rights	54
ARTICLE VIII SPECIAL FORMS OF BENEFIT AND DEATH BENEFIT TERMS FOR CERTAIN PARTICIPANTS PRIOR TO 2002		55
8.1	Applicability	55
8.2	Forms of Benefit for Certain Transferred Participants	55
8.3	Change in Form, Timing or Medium of Benefit Payment for Certain Transferred Participants	57
8.4	Waiver of Normal Form of Benefit for Certain Transferred Participants	57
8.5	Payment of Account Balances of Certain Transferred Participants Who Die Before Payment Begins	59
8.6	Failure to Name a Beneficiary for Certain Transferred Participants	59
8.7	Waiver of Preretirement Survivor Annuity for Certain Transferred Participants	60
ARTICLE IX FIDUCIARIES		61
9.1	Named Fiduciaries	61
9.2	Employment of Advisers	62
9.3	Multiple Fiduciary Capacities	62
9.4	Payment of Expenses	62
9.5	Indemnification	62
ARTICLE X PLAN ADMINISTRATION		62
10.1	Powers, Duties and Responsibilities of the Administrator and the Committee	62
10.2	Investment Powers, Duties and Responsibilities of the Administrator and the Committee	63
10.3	Investment of Accounts	63
10.4	Valuation of Accounts	64
10.5	The Insurance Company	64
10.6	Compensation	64

v.

(continued)
Page

10.7	Delegation of Responsibility	65
10.8	Committee Members	65
ARTICLE XI APPOINTMENT OF TRUSTEE		65
ARTICLE XII PLAN AMENDMENT OR TERMINATION		65
12.1	Plan Amendment or Termination	65
12.2	Limitations on Plan Amendment	66
12.3	Right to Terminate Plan or Discontinue Contributions	66
12.4	Bankruptcy	66
ARTICLE XIII MISCELLANEOUS PROVISIONS		66
13.1	Subsequent Changes	66
13.2	Merger or Transfer of Assets	67
13.3	Benefits Not Assignable	67
13.4	Exclusive Benefit of Participants	67
13.5	Benefits Payable to Minors, Incompetents and Others	68
13.6	Plan Not A Contract of Employment	68
13.7	Source of Benefits	68
13.8	Proof of Age and Marriage	68
13.9	Controlling Law	69
13.10	Income Tax Withholding	69
13.11	Claims Procedure	69
13.12	Participation in the Plan by An Affiliate	72
13.13	Action by Participating Employers	73
13.14	Dividends	73
ARTICLE XIV TOP HEAVY PROVISIONS		73
14.1	Top Heavy Definitions	73
14.2	Determination of Top Heavy Status	76
14.3	Minimum Allocation for Top Heavy Plan	76

vi.

INTRODUCTION

WHEREAS, the JOHN BEAN TECHNOLOGIES Corporation Savings and Investment Plan (“Plan”) was established effective as of June 1, 2008, in connection with a spin-off of assets and liabilities from the FMC Technologies, Inc. Savings and Investment Plan (“FMCTI Plan”), which spin-off complied with the requirements of Code Section 414(l); and

WHEREAS, the FMCTI Plan was established effective as of September 28, 2001, in connection with a spin-off of assets and liabilities from the FMC Corporation Savings and Investment Plan and the FMC Corporation Savings and Investment Plan for Bargaining Unit Employees (“FMCTI Plans”); and

WHEREAS, the Company or its delegate may amend the Plan to meet applicable rules and regulations of the Internal Revenue Service and the United States Department of Labor, or, subject to the terms of any applicable collective bargaining agreements, for other reasons the Company or its delegate deems necessary or desirable; and

WHEREAS, the Plan is intended to be qualified under Code Section 401(a) and its associated trust is intended to be tax exempt under Code Section 501(a) and the Plan is intended also to meet the requirements of ERISA, and will be interpreted, wherever possible, to comply with the terms of the Code and ERISA; and

WHEREAS, the Company desires to amend and restate the Plan, effective January 1, 2012, and submit the Plan to the Internal Revenue Service for the issuance of a favorable determination letter.

NOW, THEREFORE, effective January 1, 2012, the Company hereby amends and restates the Plan to provide as follows:

ARTICLE I

Definitions

For purposes of the Plan, the following terms have the meanings described below.

Account means any Pre-Tax Contribution Account, Roth Elective Contribution Account (effective January 1, 2011), After-Tax Contribution Account, Company Contribution Account, Company Safe Harbor Nonelective Contribution Account (effective January 1, 2010), Contingent Account and Rollover Contribution Account established on behalf of a Participant.

Account Balance means the value of the Account maintained on behalf of a Participant, determined as of any Valuation Date.

Administrator means the Company.  The Plan is administered by the Company through the Committee.  The Administrator and the Committee have the responsibilities specified in Article X.

Affiliate means any corporation, partnership, or other entity that is:

(a)           a member of a controlled group of corporations of which the Company is a member (as described in Code Section 414(b));

(b)           a member of any trade or business under common control with the Company (as described in Code Section 414(c));

(c)           a member of an affiliated service group that includes the Company (as described in Code Section 414(m));

(d)           an entity required to be aggregated with the Company pursuant to regulations promulgated under Code Section 414(o); or

(e)           a leasing organization that provides Leased Employees to the Company or an Affiliate (as determined under paragraphs (a) through (d) above), unless:  (i) the Leased Employees make up no more than 20% of the nonhighly compensated workforce of the Company and Affiliates (as determined under paragraphs (a) through (d) above); and (ii) the Leased Employees are covered by a plan described in Code Section 414(n)(5).

“Leasing organization” has the meaning ascribed to it in the definition of “Leased Employee” below.

For purposes of Section 3.7, the 80% thresholds of Code Sections 414(b) and (c) are deemed to be “more than 50%,” rather than “at least 80%.”

After-Tax Contribution means the amount a Participant contributes in accordance with Section 3.2.  A Matched Participant’s After-Tax Contribution may be made up of Basic Contributions, Supplemental Contributions or both.

After-Tax Contribution Account means the Account established for a Participant pursuant to Section 3.6.2.

After-Tax Contribution Election means a Participant’s election to make After-Tax Contributions in accordance with Section 3.3.1.

Annuity Starting Date means the first day of the first period for which an amount is paid in an annuity or other form of benefit.  In the case of a lump sum distribution, the Annuity Starting Date is the date payment is actually made.

Basic Contributions means a Matched Participant’s Pre-Tax Contributions, Roth Elective Contributions (effective January 1, 2011) and After-Tax Contributions not in excess of five percent of his or her annualized Compensation.

Beneficiary means any person designated or deemed designated by a Participant to receive any payment of Plan benefits due after the Participant’s death.  A married Participant may name a primary Beneficiary other than his or her Surviving Spouse only if the Surviving Spouse consents to the election in the time frame and manner required by Section 7.3.

Board means the board of directors of the Company

Break in Service means a Period of Separation that lasts for at least 12 consecutive months, provided that, a Period of Separation beginning on the first date of a maternity or paternity leave of absence and ending on the 12-month anniversary of such date will not constitute a Break in Service.  For purposes of this section, a “maternity or paternity leave of absence” means an absence from work for any period by reason of (a) the Employee’s pregnancy, (b) birth of the Employee’s child or (c) care of a child for a period immediately following the birth or placement with the Employee.

Catch-Up Contribution means, effective July 1, 2002, a Pre-Tax Contribution or, effective January 1, 2011, a Roth Elective Contribution made by a Participant who has attained or will attain age fifty (50) before the close of the Plan Year, subject to the limitations of Code Section 414(v).  A Roth Elective Contribution may only be characterized as a Catch-Up Contribution on a Plan Year basis.

Code means the Internal Revenue Code of 1986, as amended from time to time.  Reference to a specific provision of the Code includes that provision, any successor to it and any valid regulation promulgated under the provision or successor provision.

Committee means the JBT Corporation Employee Welfare Benefits Plan Committee as described in Section 10.8, its authorized delegate and any successor to the JBT Corporation Employee Welfare Benefits Plan Committee.

Company means JOHN BEAN TECHNOLOGIES Corporation and any successor to it.  Prior to June 1, 2008, Company meant FMC Technologies, Inc.

Company Safe Harbor Nonelective Contributions means, effective January 1, 2010, the contributions made by the Participating Employer to eligible Participants under Section 3.4A of the Plan.

Company Safe Harbor Nonelective Contribution Account means, effective January 1, 2010, the account maintained as to each eligible Participant, to which Company Safe Harbor Nonelective Contributions are made for each eligible Participant, and to which all earnings and losses attributable thereto it, are allocated.

Company Contributions means the contributions made by the Participating Employer to Matched Participants under Section 3.4.

Company Contribution Account means an account maintained as to each Matched Participant, to which the Matched Participant’s share of Company contributions, FMCTI contributions made under the FMCTI Plan, FMC contributions made under the FMC Matched Plan for periods after March 31, 1982, and all earnings and losses attributable thereto it, are allocated.

Company Stock means the common stock of the Company.

Company Stock Fund means an Investment Fund established and maintained by the Trustee as part of the Trust Fund to invest in Company Stock.  All Plan contributions placed in or directed to the Company Stock Fund and all dividends, other earnings and appreciation on those contributions must be invested in Company Stock, except as and to the extent it is deemed necessary or advisable to maintain cash and cash equivalents to meet the Company Stock Fund’s liquidity needs.  The Company Stock Fund is subject to investment restrictions as detailed in Section 10.3.

Compensation means the total compensation paid by the Company or a Participating Employer to an Eligible Employee for each Plan Year that is currently includible in gross income for federal income tax purposes:

(a)
including:  overtime, administrative and discretionary bonuses (including completion bonuses, gainsharing bonuses and performance related bonuses); sales incentive bonuses; field premiums; back pay and sick pay; plus the Employee’s Pre-Tax Contributions, Roth Elective Contributions (effective January 1, 2011) and amounts contributed to a plan described in Code Section 125 or 132; and the incentive compensation (effective prior to January 1, 2007, 9/12 of the incentive compensation) (including management incentive bonuses paid in both cash and restricted stock and local incentive bonuses) paid during the Plan Year for services rendered in the preceding Plan Year, and the incentive compensation (effective prior to January 1, 2007, 3/12 of the incentive compensation) (of the same types) paid during the preceding Plan Year for services rendered in the Plan Year preceding the preceding Plan Year (unless, the Participant elects all such incentive compensation paid for prior Plan Years to be included in Compensation for the prior Plan Years, or unless the Participant elects that no such incentive compensation will be included in his or her Compensation); and

(b)
but excluding:  hiring bonuses; referral bonuses; stay bonuses; retention bonuses; awards (including safety awards, “Gutbuster” awards and other similar awards); amounts received as deferred compensation; disability payments from insurance or the Company’s long-term disability plan; workers’ compensation benefits; state disability benefits; flexible credits (i.e., wellness awards and payments for opting out of benefit coverage); expatriate premiums; grievance or settlement pay; pay in lieu of notice; severance pay; incentives for reduction in force accrued (but not earned) vacation; other special payments such as reimbursements, relocation or moving expense allowances; stock options or other stock-based compensation (except as provided above); any gross-up paid by a Participating Employer on any amount paid that is Compensation (as defined herein); other distributions that receive special tax benefits; any amounts paid by a Participating Employer to cover an Employee’s FICA tax obligation as to amounts deferred or accrued under any nonqualified retirement plan of a Participating Employer; and any gross-up paid by a Participating Employer on any amount paid that is not Compensation (as defined herein).

Notwithstanding anything herein to the contrary, no amounts paid to a Participant more than 30 days after his or her termination of employment with the Company or a Participating Employer will be considered Compensation.

The annual amount of Compensation taken into account for a Participant must not exceed $200,000 (as adjusted by Internal Revenue Service for cost-of-living increases in accordance with Code Section 401(a)(17)(B).  A Participant’s Compensation will be conclusively determined according to the Company’s records.

Notwithstanding the preceding to the contrary, for purposes of determining compensation for compliance with the Code Section 415 annual addition limitation, effective for limitation years beginning on or after July 1, 2007, the determination of “415 Compensation” shall include for a given limitation year payments made by the later of 2 and ½ months after severance from employment or the end of the limitation year that includes the date of severance from employment if, absent a severance from employment, such payments would have been paid to the Participant while the Participant continued in employment with the Company or a Participating Employer and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential) commissions, bonuses, or other similar compensation.

Notwithstanding anything herein to the contrary, effective for Plan Years beginning on and after January 1, 2009, Compensation shall include differential wage payments as described in Section 2.6.7 of the Plan.

Contingent Account means an account maintained as to each applicable Participant, to which the Participant’s share of any FMC contributions made under the FMC Matched Plan for periods before April 1, 1982, and all earnings and losses attributable to it, are maintained and allocated.

Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by a Distributee.

Disability means a medically determinable physical or mental impairment that makes the Participant unable to engage in any substantial gainful activity, can be expected to result in death or be of long and indefinite duration, or has lasted or can be expected to last for a continuous period of at least 12 months.  For purposes of the Plan, a Participant will be considered to have a Disability at any time only if he or she is then eligible to receive Social Security disability benefits.

Distributee means an Employee or former Employee.  In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined under Code Section 414(p), are Distributees as to their Plan interests.

Distribution Date means the date FMC distributes its interest in the Company.

Effective Date means June 1, 2008.

Eligible Employee means an Employee of a Participating Employer, other than:

(a)	a Leased Employee;

(b)
a member of a bargaining unit covered by a collective bargaining agreement that does not specifically provide for participation in the Plan by members of the bargaining unit, or that is not listed in Appendix A;

(c)	an Employee who is a nonresident alien of the United States; or

(d)	an individual working for a Participating Employer under a contract that designates him or her as an independent contractor.

An employee who works for a non-US Affiliate, and who would be an Eligible Employee if the non-US Affiliate were a Participating Employer, will be an Eligible Employee during the period in which the employee has U.S. taxable income, and the Company will be deemed to be the Employee’s employer for Plan purposes.

An individual’s status as an Eligible Employee or not will be conclusively determined by the Administrator, subject to the claims review procedure described in Section 13.11.

The bargaining units whose members are covered by the Plan, and the effective dates of that coverage, are listed in Appendix A.

Notwithstanding any provisions of the Plan to the contrary, effective September 16, 2009, an Employee who (1) is on the United States payroll of the Company or a Participating Employer which is incorporated in, and has its principal place of business in the United States and (2) is a resident of Guam and who lives in and works in Guam, shall be an Eligible Employee for all purposes under the Plan except, prior to January 1, 2011, for eligibility to make Pre-Tax Contributions under the Plan.

Notwithstanding any provision of the Plan to the contrary, any Employee who (i) (a) becomes employed or re-employed by the Company in the Airport Services business unit on or after January 1, 2011 at one of the Company’s Airport Services division locations listed in Appendix D, (b) effective on and after January 1, 2012, is employed in such business unit in a non-exempt position and (c) is not a “prevailing wage” employee or “living wage” employee; (ii) is employed by the Company in the Airport Services business unit of the Company under Prevailing or Responsible Wage conditions on or after January 1, 2011 at one of the Company’s Airport Services division locations listed in Appendix D (a “prevailing wage” employee); or (iii) is employed by the Company in the Airport Services business unit of the Company under Living Wage conditions on or after January 1, 2011 at one of the Company’s Airport Services division locations listed in Appendix D (a “living wage” employee), shall not be an Eligible Employee.

Eligible Retirement Plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a plan described in Code Section 401(a), an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.  The definition of Eligible Retirement Plan shall also apply in the case of an Eligible Rollover Distribution paid to a Surviving Spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).  For distributions made on or after January 1, 2008, an Eligible Retirement Plan shall also include a Roth IRA defined in Section 408(A)(b) of the Code.  Effective January 1, 2009, if any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account described in Section 402(A) of the Code, an “eligible retirement plan” with respect to such portion shall include only another designated Roth account and a Roth IRA.

Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, other than (a) a distribution that is one of a series of substantially equal periodic payments made (no less frequently than annually) for the life (or life expectancy) of the Distributee and the Distributee’s Beneficiary, or for a specified period of ten years or more; (b) the portion of a distribution that is required to be made under Code Section 401(a)(9); (c) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation for employer securities); provided however, a portion of the distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions that are not includible in gross income, but only if such portion is transferred to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible in gross income; or (d) a “hardship distribution” within the meaning of Code Section 402(c)(4).  Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2007, a Participant may also elect to make a direct rollover of after-tax employee contributions to a qualified plan or a 403(b) plan that agrees to separately account for such amounts.  Effective January 1, 2011, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Roth Elective Contributions which are not included in gross income.  However, such portion may be transferred only to another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under Section 402(c) of the Code.

Employee means (a) a common law employee of the Company or an Affiliate who is paid as an employee from the payroll of the Company or an Affiliate and treated as an employee, or (b) a Leased Employee.

Employment Commencement Date means the date on which the Employee first performs an Hour of Service.

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.  Reference to a specific provision of ERISA includes the provision, any successor provision and any valid regulation promulgated under the provision or successor provision.

FMC means FMC Corporation, a Delaware corporation.

FMC Matched Plan means the FMC Corporation Savings and Investment Plan.

FMC Plans means the FMC Corporation Savings and Investment Plan and the FMC Corporation Savings and Investment Plan for Bargaining Unit Employees.

FMC Stock means the common stock of FMC.

FMC Stock Fund means an Investment Fund established and maintained by the Trustee as part of the Trust Fund to invest in FMC Stock.  All Plan Contributions placed in or directed to the FMC Stock Fund and all dividends, other earnings and appreciation on those contributions must be invested only in FMC Stock, except as and to the extent it is deemed necessary or advisable to maintain cash and cash equivalents to meet the FMC Stock Fund’s liquidity needs.  The FMC Stock Fund is subject to investment restrictions as detailed in Section 10.3.  Notwithstanding anything herein to the contrary, any dividend payable on FMC Stock as a result of FMC’s distribution of its interest in the Company shall not be required to be reinvested in FMC Stock.

FMC Unmatched Plan means the FMC Corporation Savings and Investment Plan for Bargaining Unit Employees.

FMCTI means FMC Technologies, Inc.

FMCTI Plan means the FMC Technologies, Inc. Savings and Investment Plan.

Forfeiture means any portion of a Matched Participant’s Company Contribution Account that is forfeited under Section 4.3.

Funding Agent means the Trustee or any legal reserve life insurance company selected by the Administrator or the Committee to receive Plan contributions and pay Plan benefits.

Highly Compensated Employee means an Employee who:

(a)	at any time during the Determination Year or the Look-Back Years owns (or is considered under Code Section 318 to own) more than five percent of the Company or an Affiliate; or

(b)	had more than $80,000, as adjusted, in compensation (as defined in Code Section 415(c)(3)) from the Company and the Affiliates during the Look-Back Year.

The “Determination Year” is the Plan Year for which the determination of who is a Highly Compensated Employee is being made, and the ‘Look-Back year’ is the 12-month period immediately preceding the Determination Year.

A former Employee of the Company or an Affiliate is a Highly Compensated Employee for a given Determination Year if he or she separated from service (or was deemed to have separated) before the Determination Year, performs no services for a Participating Employer during the Determination Year, and was a Highly Compensated Employee for the Plan Year during which he or she separated from service (or was deemed to have separated) or for any Determination Year ending on or after his or her 55th birthday.

The Secretary of the Treasury or its delegate will adjust the $80,000 limit from time to time, to reflect increases in the cost of living.  Employees who are nonresident aliens and receive no earned income (within the meaning of Code Section 911(d)(2)) from the Company and its Affiliates that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) are not treated as Employees for purposes of this definition.

Hour of Service means each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate:

(a)	for the performance of duties;

(b)
on account of a period of time during which no duties were performed, provided that Hours of Service will not be credited for payments made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws, or for payments that reimburse an Employee’s for medically related expenses; and

(c)	for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Company, provided that, the same Hours of Service have not already been credited under (a) or (b) above.

No more than 501 Hours of Service will be credited for any single continuous period of time during which the Employee performed no duties.  The determination of Hours of Service for reasons other than the performance of duties shall be determined in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(b), which are incorporated herein by reference, and Hours of Service shall be credited to computation periods in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(c), which are incorporated herein by reference.

Investment Fund means an investment fund, if any, established or selected by the Administrator pursuant to Section 10.3.

Leased Employee means an individual who performs services for the Company or an Affiliate on a substantially full-time basis, for a period of at least one year, under the primary direction or control of the Company or Affiliate, and under an agreement between the Company or Affiliate and a leasing organization.  The leasing organization can be a third party or the Leased Employee himself or herself.

Matched Participant means a Participant who is eligible to receive Company Contributions under Section 3.4, including, each (a) salaried Participant, (b) non-union hourly Participant and (c) Participant who is a member of a bargaining unit covered by a collective bargaining agreement that specifically provides for a Company Contribution under the Plan to the eligible members of the bargaining unit.  The bargaining units whose members are eligible for a Company Contribution under Section 3.4, and the effective dates of eligibility for such contribution, are listed on Appendix B.

Nonhighly Compensated Employee means an Employee who is not a Highly Compensated Employee.

Participant means an Eligible Employee who has begun but not ended his or her participation in the Plan pursuant to the provisions of Article II.

Participating Employer means the Company and each other Affiliate that adopts the Plan with the consent of the Company, as provided in Section 13.12.

Period of Separation means a continuous period of time when the Employee is not employed by the Company or an Affiliate.  A Period of Separation begins on the date an Employee retires, dies, separates from service due to Disability, quits or is discharged, or, if earlier, on the 12-month anniversary of the date the Employee was otherwise first absent from service.  Notwithstanding the foregoing, a Period of Separation does not begin if the Employee is:

(a)
on a leave of absence authorized by the Company or an Affiliate in accordance with standard personnel policies applied in a nondiscriminatory manner to all similarly situated Employees, and returns to active employment with the Company or Affiliates as soon as the leave expires;

(b)
on a military leave while the Employee’s reemployment rights are protected by law, and returns to active employment with the Company or Affiliate within 90 days after his or her discharge or release (or such longer period as may be prescribed by law); or

(c)
on a layoff, and returns to work with the Company or an Affiliate within the period of time and in the manner necessary to maintain seniority according to the rules of the Company or Affiliate in effect at the time of the return.

Plan means the JOHN BEAN TECHNOLOGIES Corporation Savings and Investment Plan.  The Plan is a single employer plan.

Plan Year means the 12-month period beginning on each January 1 and ending on the next December 31.  The period from the Effective Date through December 31, 2008 is a short Plan Year.

Pre-Tax Contribution means the amount that otherwise would have been paid as Compensation that is, before taxes, converted to a Participating Employer contribution in accordance with Section 3.1.  A Matched Participant’s Pre-Tax Contribution may be made up of Basic Contributions, Supplemental Contributions or both.

Pre-Tax Contribution Account means the Account established for a Participant pursuant to Section 3.6.1.

Pre-Tax Contribution Election means the Participant’s election to make Pre-Tax Contributions in accordance with Section 3.3.1.

Required Beginning Date is defined in Section 5.2.3.

Rollover Contribution means an amount received from a deferred compensation plan that is qualified under Code Section 401 or 403(a), and which is rolled over to the Plan pursuant to Code Section 402(c).  A Rollover Contribution can be either a Direct Rollover or an amount distributed to a Participant and then rolled over.  In addition, if an Employee had deposited an Eligible Rollover Distribution into an individual retirement account as defined in Code Section 408, he or she may transfer the amount of the distribution plus earnings from the individual retirement account to the Plan, if the rollover amount is deposited with the Trustee within 60 days after receipt from the individual retirement account, and the rollover meets the other requirements of Code Section 408(d)(3)(A)(ii).  A Rollover Contribution also means an amount received from a qualified plan described in Code Section 401(a) or 403(a) attributable to after-tax contributions; from an annuity contract described in Code Section 403(b), including after-tax contributions; or an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.  To the extent a Rollover Contribution includes after-tax contributions, such amounts shall be credited to an After-Tax Contribution Account created for such individual in accordance with Section 3.6.2.  Effective January 1, 2011, the Plan will accept a Direct Rollover to a Roth Elective Contribution Account only if it is a Direct Rollover from another Roth elective deferral account under an applicable retirement plan described in Section 402(A)(e)(1) of the Code and only to the extent the rollover is permitted under Section 402(c) of the Code.

Rollover Contribution Account means the Account established for a Participant pursuant to Section 3.6.3.

Roth Elective Contribution means, effective January 1, 2011, an elective deferral that is (a) designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Contribution that is being made in lieu of all or a portion of the Pre-Tax Contributions the Participant is otherwise eligible to make under Section 3.1 of the Plan; (b) treated by the Participating Employer as not excludible from the Participant’s gross income; and (c) maintained by the Plan in the Participant’s Roth Elective Contribution Account.

A Roth Elective Contribution is generally treated as not excludible from gross income if it is treated as includible in gross income by the Participating Employer.  If an elective contribution would not have been includible in gross income if the amount had been paid directly to the Participant (rather than being subject to a cash or deferral election), the elective contribution may be designated as a Roth Elective Contribution.

Contributions and withdrawals of Roth Elective Contributions must be credited and debited to the designated Roth Elective Contribution Accounts and the Plan must maintain a record of the Participant’s investment in the contract (i.e., Roth Elective Contributions that have not been distributed) with respect to the designated Roth Elective Contribution Accounts.   In addition, all gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to the designated Roth Elective Contribution Accounts and other accounts under the Plan.  However, Forfeitures may not be allocated to the designated Roth Elective Contribution Accounts and no contributions other than Roth Elective Contributions and rollover contributions described in Section 402A(c)(3)(B) of the Code may be allocated to such accounts.  The separate Roth Elective Contribution Account requirement applies at the time the Roth Elective Contribution is contributed to the Plan and must continue to apply until the designated Roth Elective Contribution Account is completely distributed.

Roth Elective Contributions made pursuant to Section 414(u) of the Code by reason of a Participant’s “qualified military service” are not taken into account when applying the ADP test.

Roth Elective Contribution Account means, effective January 1, 2011, the Account established for a Participant pursuant to Section 3.6.5.

Roth Elective Contribution Election means, effective January 1, 2011, the Participant’s election to make Roth Elective Contributions in accordance with Section 3.3.1.

Safe Harbor 401(k) Plan means, effective January 1, 2010, the period during which the Plan satisfies the safe harbor provisions of Section 401(k) and 401(m) and related Treasury regulations and other guidance promulgated by the Internal Revenue Service for purposes of meeting the actual deferral percentage and actual contribution percentage tests.

Safe Harbor Notice means, effective January 1, 2010, a notice of eligible Participants’ rights and obligations under the Plan, with respect to the Plan’s Safe Harbor 401(k) Plan status, which notice is written in a manner calculated to be understood by the average eligible Participant and which satisfies the requirements Treasury regulations 1.401(k)-3(d).

Supplemental Contributions means a Matched Participant’s Pre-Tax Contributions, Roth Elective Contributions (effective January 1, 2011) and After-Tax Contributions in excess of five percent of his or her annualized Compensation.

Surviving Spouse means the person legally married to a Participant on the date of his or her death or on his or her Annuity Starting Date, whichever is earlier.

Trust means the trust established under the Plan, to which Plan contributions are made and in which Plan assets are held.

Trust Fund means the assets of the Trust held by or in the name of the Trustee.

Trustee means the institution appointed as Trustee pursuant to Article XI of the Plan, and any successor Trustee.

Valuation Date means each business day of the Plan Year.

Year of Service means the total number of calendar months during which the Employee is employed by the Company or an Affiliate, divided by 12, including any Period of Separation that does not constitute a Break in Service.  A partial month of employment counts as a whole month.  An Employee’s Years of Service do not include any Breaks in Service.

ARTICLE II

Participation

2.1	Admission as a Participant

(a)	An Employee becomes a Participant as of the date he or she satisfies all of the following requirements:

(b)	the Employee is an Eligible Employee;

(c)
the Employee either (i) is a permanent, full-time Employee, (ii) is a permanent, part-time employee eligible for benefits, or (iii) has completed at least 1,000 Hours of Service in a 12-month period beginning on his or her Employment Commencement Date or an anniversary of his or her Employment Commencement Date;

(d)	the Employee has filed with the Administrator a Pre-Tax Contribution Election, Roth Elective Contribution Election (effective January 1, 2011) or After-Tax Contribution Election; and

(e)	the Employee’s election has become effective according to uniform and nondiscriminatory rules established by the Administrator.

2.2	Admission as a Matched Participant

A Participant becomes a Matched Participant as of the date he or she satisfies all of the following requirements:

(a)	the Participant satisfies one of the conditions for being a Matched Participant;

(b)	the Participant has filed with the Administrator a Pre-Tax Contribution Election, Roth Elective Contribution Election (effective January 1, 2011) or After-Tax Contribution Election; and

(c)	the Participant’s election has become effective according to uniform and nondiscriminatory rules established by the Administrator.

2.3	Rehires

A Participant or Eligible Employee who is rehired as an Eligible Employee after a Period of Separation becomes an active Participant by filing with the Administrator a Pre-Tax Contribution Election, Roth Elective Contribution Election (effective January 1, 2011) or After-Tax Contribution Election.  When the Employee’s election becomes effective, the Participant or Eligible Employee will again become an active Participant.  If such a Participant satisfies one of the conditions for being a Matched Participant, the Participant becomes an active Matched Participant by filing with the Administrator a Pre-Tax Contribution Election, Roth Elective Contribution Election (effective January 1, 2011) or After-Tax Contribution Election.  When the Pre-Tax Contribution Election, Roth Elective Contribution Election (effective January 1, 2011) or After-Tax Contribution Election becomes effective, the Matched Participant will become an active Matched Participant.

2.4	Provision of Information

The Administrator may provide for paper, telephonic or electronic means of enrollment.  Each Participant must execute the forms or follow the telephonic or electronic procedures required by the Administrator and make available to the Administrator any information it reasonably requests.  As a condition of participating in the Plan, an Employee agrees, on his or her own behalf and on behalf of all persons who may have or claim any right by reason of the Employee’s participation in the Plan, to be bound by all provisions of the Plan and by any agreement entered into pursuant to the Plan, each as interpreted by the Administrator in its uniform and nondiscriminatory discretion.

2.5	Termination of Participation

A Participant ceases to be a Participant when he or she dies or, if earlier, when his or her entire Account Balance has been paid to him or her.  A Matched Participant ceases to be a Matched Participant when he or she no longer satisfies one of the conditions for being a Matched Participant.

2.6	Special Rules Relating to Veterans’ Reemployment Rights

The following special provisions will apply to an Eligible Employee or Participant who is reemployed in accordance with the reemployment provisions of the Uniformed Services Employment and Reemployment Rights Act (“USERRA”) following a period of qualifying military service (as determined under USERRA) and will be interpreted in a manner consistent with Code Section 414(u).

2.6.1           Each period of qualifying military service served by an Eligible Employee or Participant will, upon his or her reemployment as an Eligible Employee, be deemed to constitute service with the Participating Employer for all Plan purposes.

2.6.2           The Participant will be permitted to make up Pre-Tax, Roth Elective (effective January 1, 2011) and/or After-Tax Contributions missed during the period of qualifying military service, so long as he or she does so during the period of time beginning on the date of the Participant’s reemployment with the Participating Employer following his or her period of qualifying military service and extending over the lesser of (a) three times the length of the Participant’s period of qualifying military service, and (b) five years.

2.6.3           The Participating Employer will not credit earnings to a Participant’s Account with respect to any Pre-Tax, Roth Elective (effective January 1, 2011) or After-Tax Contribution before the contribution is actually made.

2.6.4           A reemployed Matched Participant will be entitled to accrued benefits attributable to Pre-Tax, Roth Elective (effective January 1, 2011) or After-Tax Contributions only if they are actually made.

2.6.5           For all Plan purposes, including the Participating Employer’s liability for making contributions on behalf of a reemployed Participant as described above, the Participant will be treated as having received Compensation from the Participating Employer based on the rate of Compensation the Participant would have received during the period of qualifying military service, or if that rate is not reasonably certain, on the basis of the Participant’s average rate of Compensation during the 12-month period immediately preceding the period of qualifying military service.

2.6.6           If a Participant makes a Pre-Tax, Roth Elective (effective January 1, 2011) or After-Tax Contribution in accordance with the foregoing provisions of this Section 2.6:

(a)
those contributions will not be subject to any otherwise applicable limitation under Code Section 402(g), 404(a) or 415, and will not be taken into account in applying those limitations to other contributions under the Plan or any other plan, for the year in which the contributions are made; the contributions will be subject to the above-referenced limitations only for the year to which the contributions relate and only in accordance with regulations prescribed by the Internal Revenue Service; and

(b)	the Plan will not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(a)(26), 401(k)(3), 410(b) or 416 by reason of the contributions.

2.6.7.           Effective January 1, 2009, an individual receiving a differential wage payment, as defined by Section 3401(h)(2) of the Code, is treated as an Employee of the Participating Employer making the payment and the differential wage payment is treated as Compensation under the Plan.

The Plan is not treated as failing to meet the requirements of any provision described in Section 414(u)(1)(C) of the Code due to any contribution or benefit which is based on the differential wage payment provided that all Employees of the Participating Employer are entitled to receive differential wage payments, and to make contributions based on such payments, on reasonably equivalent terms.

2.6.8.           Effective January 1, 2009, for purposes of Section 401(k)(2)(B)(i)(I) of the Code, an individual is treated as having been severed from employment during any period in which the individual is performing service in the uniformed services, as described in Section 3401(h)(2)(A) of the Code.  If an individual elects to receive a distribution by reason of severance from employment pursuant to this Section 2.6.8, the individual may not make a Pre-Tax Contribution, a Roth Elective Contribution (effective January 1, 2011) or an After-Tax Contribution during the 6-month period beginning on the date of the distribution.

2.6.9.           In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Section 414(u) of the Code), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

(a)

2.7	Direct Transfer

(a)	Out of Plan.

Effective on and after January 1, 2011, with respect to a Participant who ceases to be an Eligible Employee under the Plan due to either (i) a change in the Plan’s eligibility rules or (ii) a transfer of employment to one of the Company’s Airport Services business unit locations listed in Appendix D from another division of the Company or from an Affiliate of the Company and, as a result of such change in eligibility rules or transfer of employment, the Participant becomes a participant in the JBT Airport Services Savings and Investment Plan, the Trustee of the Plan shall “transfer” as a “non-elective” transfer the entire Account (including any outstanding loans) of such Participant to the JBT Airport Services Savings and Investment Plan.

(b)	Into the Plan.

Effective on and after January 1, 2011, with respect to a participant in the JBT Airport Services Savings and Investment Plan who ceases to be an eligible employee under the JBT Airport Services Savings and Investment Plan due to either (i) a change in the eligibility rules under the JBT Airport Services Savings and Investment Plan or (ii) a transfer of employment to (1) a Participating Employer (other than the Company) under the Plan or (2) a division location of the Company other than an Airport Services division location, from one of the Airport Services division locations of the Company listed in Appendix D and, as a result of such change in eligibility rules or transfer, the participant becomes a Participant in the Plan, the Trustee of the Plan shall accept a “non-elective transfer” of the entire account (including any outstanding loans) of such Participant from the JBT Airport Services Savings and Investment Plan.

(c)           Rules Governing Transfers.

(i)
The Trustee of the Plan may not consent to, or be a party to, any transfer of assets or liabilities to the JBT Airport Services Savings and Investment Plan (or from such plan to this Plan) unless immediately after the transfer, the accepting plan provides each participant a benefit equal to or greater in amount than the benefit each participant would have received had the transferring plan terminated immediately prior to the transfer; provided 100% immediate vesting is not required and shall not occur as the result of the transfer.

(ii)
The Trustee of the Plan will hold, administer and distribute the transferred assets as part of the Trust Fund and shall maintain accounts sufficient to reflect the value of the transfer and to preserve protected benefits arising from the transferor plan pursuant to Code Section 411(d)(6) and related Department of Treasury regulations.

(d)           Definitions.

A “transfer” for purposes of the Plan means the Trustee’s movement of assets from one plan to another plan directly as between the trustees of such plans and not as a distribution.  A “non-elective” transfer for purposes of the Plan is a “transfer” without the consent or election of the affected Participant.

ARTICLE III

Contributions and Account Allocations

3.1	Pre-Tax Contributions and Roth Elective Contributions

The Company will transmit to the Funding Agent the Pre-Tax Contributions and Roth Elective Contributions (effective January 1, 2011) for the Participants.  To determine the amount it must transmit for each Participant, the Company will multiply the percentage elected by the Participant in his or her Pre-Tax Contribution Election or his Roth Elective Contribution (effective January 1, 2011) by the Participant’s Compensation.

3.1.1           Effective as of July 1, 2002, and for each Plan Year commencing thereafter, all Participants who have attained or will attain age fifty (50) by the close of the taxable year shall be eligible to make Catch-Up Contributions during the Plan Year in accordance with, and subject to the limitations of Code Section 414(v) as follows:

(a)
The Plan shall not be treated as failing to satisfy the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such Catch-Up Contributions.  Catch-Up Contributions shall be disregarded in determining the limitations on Pre-Tax Contributions and Roth Elective Contributions (effective January 1, 2011) as provided in Section 3.9.

(b)
Pre-Tax Contributions and Roth Elective Contributions (effective January 1, 2011) (other than Catch-Up Contributions) determined to be Excess Pre-Tax Contributions and/or Excess Roth Elective Contributions (effective January 1, 2011) as provided in Section 3.9.9, or determined to be in excess of the required limitations of Code Section 415 in a Plan Year may be recharacterized as a Catch-Up Contribution (to the extent available under the limitations of Code Section 414(v) as in effect for that Plan Year)  for a Participant who is eligible to make Catch-Up Contributions, as described in the first paragraph of this Section 3.1.1.

(c)	Catch-Up Contributions shall not be eligible for Company Contributions made on behalf of a Matched Participant pursuant to Section 3.4.

(d)
Pre-Tax Contributions and Roth Elective Contributions (effective January 1, 2011) determined to be Excess Contributions as provided in Section 3.9.8 may be recharacterized as Catch-Up Contributions for a Participant who is eligible, as described in the first paragraph of this Section 3.1.1, but

(i)	only after the application of Sections 3.12.7 and 3.13.7 regarding the recharacterization of Excess Contributions as After-Tax Contributions, to the extent available, and

(ii)	only to the extent a Catch-Up Contribution amount is available under the limitations of Code Section 414(v) as in effect for that Plan Year.

3.2	After-Tax Contributions

The Company will transmit to the Funding Agent the After-Tax Contributions for the Participants.  To determine the amount it must transmit for each Participant, the Company will multiply the percentage elected by the Participant in his or her After-Tax Contribution Election by the Participant’s Compensation.

3.3	Rules Applicable to Both Pre-Tax, Roth Elective and After-Tax Contributions

3.3.1           In making his or her Pre-Tax Contribution Election, Roth Elective Contribution Election (effective January 1, 2011) and After-Tax Contribution Election, a Participant may choose to defer or contribute between 0% and 20% of his or her Compensation (effective April 19, 2007, between 0% and 20% or between 0% and 75% if the Participant is a Nonhighly Compensated Employee), in 1% increments.  The Participant’s Pre-Tax Contribution Election, Roth Elective Contribution Election (effective January 1, 2011) and After-Tax Contribution Election cannot together total more than 20% of his or her Compensation (effective April 19, 2007, 75% in the case of a Nonhighly Compensated Employee).  For certain Participants listed on Appendix C for periods beginning on the Effective Date through December 31, 2001, the minimum deferral or contribution election may be less than 2% under the Participants’ prior election under the FMC Plans.  The Administrator may reduce the amount of any Pre-Tax Contribution Election, Roth Elective Contribution Election (effective January 1, 2011) or make such other modifications it deems necessary, so that the Plan complies with the provisions of Code Section 401(k).  Pre-Tax, Roth Elective (effective January 1, 2011) and After-Tax Contributions will be made on a payroll deduction basis and in accordance with uniform and nondiscriminatory rules and procedures established by the Administrator.  A Participant’s Salary Deferral Election will apply only to Compensation paid to the Participant while he or she is an Eligible Employee.

3.3.2           A Participant may change his or her Pre-Tax, Roth Elective (effective January 1, 2011) or After-Tax Contribution Election percentage or discontinue making Pre-Tax Contributions, Roth Elective Contributions (effective January 1, 2011) or After-Tax Contributions, as frequently as permitted by the Administrator, by completing the form or following any other election change procedure prescribed by the Administrator.  An election change will become effective according to the uniform and nondiscriminatory rules established by the Administrator.

3.3.3           Pre-Tax, Roth Elective (effective January 1, 2011) and After-Tax Contributions will be delivered to the Funding Agent as of the earliest date they are known and can reasonably be segregated from the general assets of the Participating Employer.  In no event will that date be later than the 15th business day of the month following the month they would have been paid to the Participant if he or she had not chosen to defer their payment or contribute them to the Plan.

3.3.4           Notwithstanding any other provision of the Plan, the amount contributed by the Participating Employers as Pre-Tax Contributions and Roth Elective Contributions (effective January 1, 2011) and by Participants as After-Tax Contributions must not exceed, in the aggregate, 15% of the total Compensation for the Plan Year for those Participants employed by the Participating Employers eligible for an allocation for that Plan Year.  In addition, the amount contributed by the Participating Employers to this Plan or any other qualified plan maintained by the Participating Employers pursuant to a Participant’s Pre-Tax Contribution Election and Roth Elective Contribution Election (effective January 1, 2011) must not exceed the Code Section 402(g) limit applicable for that calendar year.

3.3.5           Effective October 1, 2006, a Participant shall direct the investment of his or her Pre-Tax, Roth Elective (effective January 1, 2011) and After-Tax Contributions into any of the Investment Funds selected by the Administrator pursuant to Section 10.3, in accordance with the procedures established by the Administrator.

3.3.6           Notwithstanding anything in this Section 3.3 to the contrary, effective for Plan Years beginning on or after January 1, 2010, a non-union Participant shall have at least 30 days after receipt of the Safe Harbor Notice in which to make or change a salary deferral election.

3.4	Company Contributions

3.4.1           For each contribution period, as defined in Section 3.4.2, the Company will make a Company Contribution to the Company Contribution Account of each Matched Participant equal to:

(a)
the applicable percentage of all Basic Contributions made by the Matched Participant for that contribution period and initially invested in the Company Stock Fund, or, for periods beginning before the Distribution Date, the FMC Stock Fund; plus

(b)
the applicable percentage of all Basic Contributions made by the Matched Participant for that contribution period and initially invested in any Investment Funds other than the Company Stock Fund, or, for periods beginning before the Distribution Date, the FMC Stock Fund; less

(c)	any Forfeitures credited against the Company Contribution for that contribution period.

No Company Contribution will be made with respect to Supplemental Contributions.

The applicable percentage for a Plan Year will be determined by the Company before the start of the Plan Year.  It is currently anticipated that the applicable percentage will be different for Basic Contributions initially invested in the Company Stock Fund, or, for periods beginning before the Distribution Date, the FMC Stock Fund, than for Basic Contributions initially invested in other Investment Funds.  The Company will communicate the applicable percentages for each Plan Year as soon as possible after they are determined.

Notwithstanding the above to the contrary, effective January 1, 2004, for each contribution period, as defined in Section 3.4.2, the Company will make a Company Contribution to the Company Contribution Account of each Matched Participant equal to 100% of all Basic Contributions made by the Matched Participant for that contribution period, less any Forfeitures credited against the Company Contribution for that contribution period.  No Company Contributions will be made with respect to Supplemental Contributions or Catch-Up Contributions.  Notwithstanding the foregoing, the Company reserves the right to reduce or eliminate the Company Contribution for prospective contribution periods.

3.4.2           Effective January 1, 2004, the following shall apply:  the Company Contribution for each contribution period will be paid to the Funding Agent as soon as practicable.  The Company Contribution will be allocated to the Company Contribution Account for each Matched Participant who made Basic Contributions during the contribution period, by multiplying the Matched Participant’s own Basic Contributions for the contribution period by the Company Contribution percentage as described in Section 3.4.1 for the contribution period.  Each calendar week will be a contribution period.  Subject to the special provisions of Section 3.13, all Company Contributions for a Plan Year will be allocated to Matched Participants’ Company Contribution Accounts no later than the due date (including all extensions) of the Company’s federal tax return for the fiscal year of the Company ending with or within the Plan Year.

3.4.3           Effective January 1, 2004 through September 30, 2006, it is contemplated that all Company contributions will be invested in the Company Stock Fund, but the Company reserves the right to change the investment of Company Contributions prospectively.  Effective October 1, 2006, all Company Contributions made to a Matched Participant’s Company Contribution Account as a result of the Matched Participant’s Basic Contributions shall be invested in the same manner that the Matched Participant has elected pursuant to Section 3.3.5 to invest such Basic Contributions.

3.4.4           Notwithstanding any provisions of this Section 3.4 to the contrary, effective for Plan Years commencing on or after January 1, 2009, for each Plan Year, the Company will make a Company Contribution to the Company Contribution Account for each Matched Participant equal to:

(a)	the applicable percentage for the Plan Year of all Basic Contributions and Supplemental Contributions made by the Matched Participant during the Plan Year, less

(b)	the aggregate amount of Company Contributions made to the Matched Participant’s Company Contribution Account during the Plan Year pursuant to Section 3.4.1 of the Plan.

3.4A           Company Safe Harbor Nonelective Contributions

(a)
General Requirements for Allocation:  Effective January 1, 2010, the Plan shall be maintained as a Safe Harbor 401(k) Plan.  For each Plan Year for which the Company has elected to maintain that status by making Company Safe Harbor Nonelective Contributions, then, for each such Plan Year, such Company Safe Harbor Nonelective Contributions shall be allocated to the Company Safe Harbor Nonelective Contribution Account for each non-union Participant who is a Participant at any time during the Plan Year.

(b)
Allocation Formula:  Where the provisions of subsection (a) above apply for a Plan Year, the Company Safe Harbor Nonelective Contributions for all otherwise eligible Participants under this portion of the Plan (as determined in accordance with the applicable eligibility provisions of Article II) who have satisfied the eligibility requirements under Section 3.4A for the Plan Year, shall be equal to three percent (3%) of each such eligible Participant’s Compensation for the Plan Year.  All Company Safe Harbor Nonelective Contributions for a Plan Year will be allocated to an eligible Participant’s Company Safe Harbor Nonelective Contribution Account no later than the due date (including all extensions) of the Company’s federal tax return for the fiscal year of the Company ending with or within the Plan Year.

(c)
Ceasing 401(k) Safe Harbor Nonelective Contribution Status: The fact that the Company has elected that the Plan be treated as a Safe Harbor 401(k) Plan for a Plan Year shall in no way bind the Plan to continue to maintain such status for future Plan Years.  Provided, however, the Plan must be amended to cease to constitute a Safe Harbor 401(k) Plan.

3.4B           Safe Harbor 401(k) Plan Status

In order to constitute a Safe Harbor 401(k) Plan for a Plan Year, the Company must contribute the Company Safe Harbor Nonelective Contributions on behalf of all Participants eligible for such contributions under Section 3.4A and, within a reasonable period of time (meaning generally at least 30 days, but no more than 90 days, before the beginning of the Plan Year), the Company must cause to be provided to each eligible Participant, a Safe Harbor Notice.  Provided however, in the event an Employee becomes eligible to participate in Section 3.4A of the Plan after the 90th day before the beginning of the Plan Year and does not receive the Safe Harbor Notice for that reason, the notice must be provided no later than 90 days before the Employee becomes eligible to participate and not later than the date the Employee becomes eligible.

3.5	Rollover Contributions

With the approval of the Administrator, a Participant or Eligible Employee may make a Rollover Contribution to the Plan.  A Participant’s Rollover Contribution will be allocated to his or her Rollover Contribution Account no later than the first day of the month following the month in which the contribution is made.  A Rollover Contribution must be made in cash.  If an Employee makes a contribution that was intended to be a Rollover Contribution and the Funding Agent later discovers it was not a Rollover Contribution, the Funding Agent will distribute the balance of the Participant’s Rollover Contribution Account to him or her as soon as practicable.

3.6	Establishment of Accounts

3.6.1           Each Participant to whom Pre-Tax Contributions are allocated will have a Pre-Tax Contribution Account.  The Pre-Tax Contribution Account will be credited with the Pre-Tax Contributions allocable to the Participant and the income on those contributions, and will be debited with expenses, losses, withdrawals and distributions chargeable to those contributions.

3.6.2           Each Participant who makes After-Tax Contributions will have an After-Tax Contribution Account.  The After-Tax Contribution Account will be credited with the After-Tax Contributions the Participant makes and the income on those contributions, and will be debited with expenses, losses, withdrawals and distributions chargeable to those contributions.

3.6.3           Each Matched Participant who makes Basic Contributions will have a Company Contribution Account.  The Company Contribution Account will be credited with any Company Contributions made on behalf of the Matched Participant under Section 3.4, and the income on those contributions, and will be debited with expenses, losses, withdrawals and distributions chargeable to those contributions.

3.6.4           Each Participant who makes a Rollover Contribution to the Plan pursuant to Section 3.5 will have a Rollover Contribution Account.  The Rollover Contribution Account will be credited with all Rollover Contributions made by the Participant and the income on those contributions, and will be debited with expenses, losses, withdrawals and distributions chargeable to those contributions.

3.6.5           Effective January 1, 2011, each Participant to whom Roth Elective Contributions are allocated will have a Roth Elective Contribution Account.  The Roth Elective Contribution Account will be credited with the Roth Elective Contributions allocable to the Participant and the income on those contributions, and will be debited with expenses, losses, withdrawals and distributions chargeable to those contributions.

3.7	Limitation on Annual Additions to Accounts

(a)
For purposes of this Section 3.7, the term ‘annual additions’ includes all Pre-Tax Contributions, After-Tax Contributions, Roth Elective Contributions (effective January 1, 2011, Company Contributions, Company Safe Harbor Nonelective Contributions (effective January 1, 2010) and Forfeitures allocated to the Participant’s Accounts for the Plan Year, but shall not include Catch-Up Contributions pursuant to Code Section 414(v) (as described in Section 3.1.1), and Excess Pre-Tax Contributions and Excess Ross Elective Contributions (effective January 1, 2011) (as described in Section 3.11.4) that are distributed to the Participant by April 15th following the year for which they were contributed to the Plan.

‘Annual Additions’ also includes any employer and employee contributions and forfeitures allocated for the Plan Year under other defined contribution plans of the Company and the Affiliates, including (i) an individual medical benefit account (as defined in Code Section 415(l)(2)) which is a part of any such plan, or (ii) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee (as defined in Code Section 419A(d)(3)) and under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Company.

(b)
Notwithstanding any provision of the Plan to the contrary, the total annual additions allocated for any Plan Year to the Account of a Participant and to his or her accounts under any other defined contribution plan maintained by the Company or an Affiliate shall not exceed the lesser amount of (a) $40,000, as adjusted in accordance with Code Section 415(d), or (b) 100% of the Participant’s Compensation, except that the compensation limitation described herein shall not apply to any employer contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an ‘annual addition’ under Code Section 415(l)(1) or 419A(d)(2).

3.8	Reduction of Annual Additions

This Section 3.8 shall apply only to limitation years commencing prior to July 1, 2007.  If the annual additions allocated to a Participant’s Accounts for the Plan Year exceed the limitation described in Section 3.7, annual additions, with their earnings, will be returned to the Participant in the minimum amount necessary to meet the limitation on annual additions.  Supplemental Contributions (both After-Tax Contributions and Pre-Tax Contributions, in that order) will be returned first, and if there are not enough to satisfy the limitation on annual additions, Basic Contributions (both After-Tax Contributions and Pre-Tax Contributions, in that order) will be returned.  If, after all of the Participant’s Supplemental and Basic Contributions have been returned, the annual additions allocated to the Participant’s Account for the Plan Year still exceed the limitation described in Section 3.7, the excess amounts attributable to Company Contributions will be held in a suspense account containing the excess amounts attributable to Company Contributions for all Matched Participants, and will be used to reduce the Company Contributions for the following Plan Year (and later Plan Years, if necessary), before any Company Contributions that would be annual additions for the next Plan Year (or later Plan Years, if necessary) are made to the Plan.

3.9	Limitations on Pre-Tax Contributions, Roth Elective Contributions, After-Tax Contributions and Company Contributions – Definitions

For purposes of Section 3.9 through 3.15, the terms defined below have the meanings

3.9.1           Actual Contribution Percentage means the sum of any After-Tax Contributions and Company Contributions allocated to the Eligible Participant for the Plan Year, plus any of the Eligible Participant’s Pre-Tax Contributions and/or Roth Elective Contributions (effective January 1, 2011) treated as Company Contributions for the Plan Year, divided by the Eligible Participant’s Plan Year Compensation, and stated as a percentage.  All after-tax employee contributions and employer matching contributions made on behalf of a Highly Compensated Employee under all plans of the Company and its Affiliates will be aggregated to determine the Highly Compensated Employee’s Actual Contribution Percentage.  A Company Contribution that is treated as a Pre-Tax Contribution under Section 3.13.7 is subject to Section 3.13 and is not taken into account in calculating an Eligible Participant’s Actual Contribution Percentage.  A Company Contribution that is forfeited to correct Excess Aggregate Contributions, or because the contribution to which it relates is treated as an Excess Contribution, Excess Pre-Tax Contribution, Excess Roth Elective Contribution (effective January 1, 2011) or Excess Aggregate Contribution is not taken into account in calculating the Eligible Participant’s Actual Contribution Percentage.  The Actual Contribution Percentage of an Eligible Participant who does not make a Pre-Tax Contribution Election, Roth Elective Contribution Election (effective January 1, 2011) or an After-Tax Contribution Election is 0.0%.

3.9.2           Actual Deferral Percentage means the amount of Pre-Tax Contributions and Roth Elective Contributions (effective January 1, 2011) allocated to the Eligible Participant for the Plan Year, divided by his or her Plan Year Compensation, stated as a percentage.  In calculating the Actual Deferral Percentage, Pre-Tax Contributions and Roth Elective Contributions (effective January 1, 2011) include Excess Pre-Tax Contributions and Excess Roth Elective Contributions (effective January 1, 2011), respectively, for Highly Compensated Employees (whether they were made under plans of unrelated employers or plans of the same or related employers) but do not include Excess Pre-Tax Contributions or Excess Roth Elective Contributions (effective January 1, 2011) for Nonhighly Compensated Employees.  The Actual Deferral Percentage of an Eligible Participant who does not make a Pre-Tax Contribution Election or a Roth Elective Contribution Election (effective January 1, 2011) is 0.0%.

3.9.3           Aggregate Limit means the greater of:

(a)	the sum of:

(i)	1.25 times the Average Actual Deferral Percentage or the Average Actual Contribution Percentage of the group, whichever is larger; and

(ii)
two percentage points plus the Average Actual Deferral Percentage or the Average Actual Contribution Percentage of the group, whichever is less, but in no event more than twice the lesser of the group’s Average Actual Deferral Percentage and its Average Actual Contribution Percentage; and

(b)	the sum of:

(i)	1.25 times the Average Actual Deferral Percentage or the Average Actual Contribution Percentage of the group, whichever is less; and

(ii)
two percentage points plus the Average Actual Deferral Percentage or the Average Actual Contribution Percentage of the group, whichever is larger, but in no event more than twice the larger of the group’s Average Actual Deferral Percentage and its Average Actual Contribution Percentage.

For purposes of this Section 3.10.3, the “group” is the group of Eligible Participants who are Nonhighly Compensated Employees for the preceding Plan Year.

3.9.4           Average Actual Contribution Percentage means the average of the Actual Contribution Percentages of the Eligible Participants in a group.

3.9.5           Average Actual Deferral Percentage means the average of the Actual Deferral Percentages of the Eligible Participants in a group.

3.9.6           Eligible Participant any Employee who is eligible to make a Pre-Tax Contribution Election, a Roth Elective Contribution Election (effective January 1, 2011) or an After-Tax Contribution Election any time during the Plan Year.

3.9.7           Excess Aggregate Contributions means, for any Plan Year in which the Actual Contribution Percentage Test under Section 3.13 of the Plan is not satisfied, the excess of the Company and After-Tax Contributions (and any Pre-Tax Contributions, Roth Elective Contributions (effective January 1, 2011) or pre-tax salary deferrals under other plans, taken into account in determining the Actual Contribution Percentages) actually made on behalf of Highly Compensated Employees for the Plan Year, over the maximum amount of such contributions permitted under Section 3.13 of the Plan for the Plan Year.  The amount of Excess Aggregate Contributions will be determined by first reducing the Company and After-Tax Contributions to the Highly Compensated Employees with the highest Actual Contribution Percentage by the lesser of (a) the amount necessary for the Actual Contribution Percentage of that Highly Compensated Employee to equal the Actual Contribution Percentage of the Highly Compensated Employee with the next highest Actual Contribution Percentage; and (b) the amount necessary for the Plan to satisfy the Actual Contribution Percentage Test under Section 3.13 of the Plan.  This process will be repeated until the Plan satisfies the Actual Contribution Percentage Test under Section 3.13 of the Plan.  Then, the aggregate amount of such reductions will be distributed by reducing the Company and After-Tax Contributions for the Highly Compensated Employee with the highest combined dollar amount of Company and After-Tax Contributions by the lesser of (a) the amount necessary for the dollar amount of that Highly Compensated Employee’s combined Company and After-Tax Contributions to equal the combined dollar amount of the Company and After-Tax Contributions of the Highly Compensated Employee with the next highest combined dollar amount of Company and After-Tax Contributions; and (b) the amount necessary for the Plan to satisfy the Actual Contribution Percentage Test.  For each Highly Compensated Employee’s reductions, the Administrator will begin by making reductions in his or her Company Contributions, and will reduce the Highly Compensated Employee’s After-Tax Contributions only if his or her Company Contributions for the Plan Year have been reduced to zero and it is still necessary to reduce his or her Plan Year contributions.  The amount of any Highly Compensated Employee’s Excess Aggregate Contributions is calculated after determining the Excess Contribution to be recharacterized as After-Tax Contributions for the Plan Year.  To the extent required, if the Aggregate Limit in Section 3.9.3 of the Plan is exceeded, further reduction of the Actual Deferral Percentage for all Highly Compensated Employees will be made in a similar manner so that the Aggregate Limit is not exceeded.

3.9.8           Excess Contributions means for any Plan Year in which the Actual Deferral Percentage Test under Section 3.12 of the Plan is not satisfied, the excess of the Pre-Tax Contributions and Roth Elective Contributions (effective January 1, 2011) (and any Company Contributions taken into account in determining the Actual Deferral Percentages) actually made on behalf of Highly Compensated Employees for the Plan Year, over the maximum amount of such contributions permitted under Section 3.12 of the Plan for the Plan Year.  The amount of Excess Contributions will be determined by first reducing the Pre-Tax Contributions or Roth Elective Contributions (effective January 1, 2011), as applicable, of the Highly Compensated Employee with the highest Actual Deferral Percentage by the lesser of (a) the amount necessary for the Actual Deferral Percentage of that Highly Compensated Employee to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage; and (b) the amount necessary for the Plan to satisfy the Actual Deferral Percentage Test under Section 3.13 of the Plan.  This process will be repeated until the Plan satisfies the Actual Deferral Percentage Test under Section 3.12 of the Plan.  Then, the aggregate amount of such reductions will be distributed by reducing the Pre-Tax Contributions or Roth Elective Contributions (effective January 1, 2011), as applicable, for the Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions or Roth Elective Contributions (effective January 1, 2011), as applicable, by the lesser of (a) the amount necessary for the dollar amount of that Highly Compensated Employee’s Pre-Tax Contributions or Roth Elective Contributions (effective January 1, 2011), as applicable, to equal the Pre-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Pre-Tax Contributions or Roth Elective Contributions (effective January 1, 2011), as applicable; and (b) the amount necessary for the Plan to satisfy the Actual Deferral Percentage Test.

3.9.9           Excess Pre-Tax Contribution means the amount of Pre-Tax Contributions for a calendar year that are includible in a Participant’s gross income under Code Section 402(g) because the Participant’s elective deferrals exceed the dollar limitation under Code Section 402(g) as determined under Sections 3.11 and 3.12.

3.9.10           Excess Roth Elective Contribution means, effective January 1, 2011, the amount of Roth Elective Contributions for a calendar year that are includible in a Participant’s gross income under Code Section 402(g) because the Participant’s elective deferrals exceed the dollar limitation under Code Section 402(g) as determined under Sections 3.11 and 3.12.

3.10	Maximum Amount of Pre-Tax Contributions

The total amount of Pre-Tax Contributions, Roth Elective Contributions (effective January 1, 2011), 401(k) contributions under another qualified plan, and deferrals under a Code Section 403(b) annuity, a simplified employee pension and/or a simple retirement account allocated to a Participant in any calendar year cannot exceed the dollar limitation in effect under Code Section 402(g) for that year.

3.11	Correction of Excess Pre-Tax Contributions and Excess Roth Elective Contributions

3.11.1           Excess Pre-Tax Contributions or Excess Roth Elective Contributions (effective January 1, 2011), as applicable, as adjusted per Section 3.12.2, will be distributed to each Participant on whose behalf they were made no later than the first April 15 following the close of the taxable year of the Participant for which they were allocated.  In no event may the amount distributed under this Section 3.12 exceed the Participant’s total Pre-Tax Contributions or Excess Roth Elective Contributions (effective January 1, 2011), as applicable (as adjusted under Section 3.12.2 for income and losses allocable to them), for the taxable year for which he or she had Excess Pre-Tax Contributions or Excess Roth Elective Contributions (effective January 1, 2011), as applicable.

3.11.2           The Excess Pre-Tax Contributions or Excess Roth Elective Contributions (effective January 1, 2011), as applicable, to be distributed to a Participant will be adjusted for income or losses through the close of the Plan Year for which they were made, with such income or losses determined in a nondiscriminatory manner (within the meaning of Code Section 401(a)(4)) consistent with the valuation of Participant Accounts under Section 10.4.  Notwithstanding the preceding to the contrary, effective January 1, 2006, the Excess Pre-Tax Contributions or Excess Roth Elective Contributions (effective January 1, 2011), as applicable, to be distributed to a Participant will be adjusted for income or losses up to the date of the distribution of such Excess Pre-Tax Contributions or Excess Roth Elective Contributions (effective January 1, 2011), as applicable; however, such income or losses may be determined on a date that is not more than 7 days before such distribution.  Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2008, the Plan Administrator shall not calculate and distribute allocable income or losses on Excess Pre-Tax Contributions or Excess Roth Contributions (effective January 1, 2011), as applicable, for the period after the close of the Plan Year in which the Excess Pre-Tax Contributions or Excess Roth Contributions (effective January 1, 2011), as applicable, occurred, prior to the date of distribution.

3.11.3           If a Participant has Excess Pre-Tax Contributions or Excess Roth Elective Contributions (effective January 1, 2011), as applicable, but only when taking into account his or her pre-tax contributions under another plan, in order to receive a distribution of Excess Pre-Tax Contributions or Excess Roth Elective Contributions (effective January 1, 2011), as applicable, he or she must make a written claim to the Administrator no later than the March 15 following the taxable year of the Participant for which the contributions were made.  The claim must specify the amount of the Participant’s Excess Pre-Tax Contributions or Excess Roth Elective Contributions (effective January 1, 2011), as applicable, for the preceding taxable year and be accompanied by the Participant’s written statement that if those amounts are not distributed, the Participant’s Pre-Tax Contributions or Excess Roth Elective Contributions (effective January 1, 2011), as applicable, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 402(h)(1)(B) (a simplified employee pension), 403(b) (an annuity plan) or 408(p)(2)(A)(i) (a simple retirement plan) will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred.

3.11.4           Excess Pre-Tax Contributions or Excess Roth Elective Contributions (effective January 1, 2011), as applicable, distributed prior to the first April 15 following the close of the Participant’s taxable year will not be treated as Annual Additions under Section 3.7 for the preceding Limitation Year.

3.11.5           Any Pre-Tax Contributions or Excess Roth Elective Contributions (effective January 1, 2011), as applicable, that are properly distributed under Section 3.8 as excess Annual Additions are disregarded in determining if there are any Excess Pre-Tax Contributions.

3.12	Actual Deferral Percentage Test

3.12.1           The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year may not exceed the greater of:

(a)	the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; and

(b)	the lesser of:

(i)	the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by two and

(ii)	the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year plus two percentage points.

3.12.2           The provisions of Code Section 401(k)(3) are incorporated by reference.

3.12.3           If this Plan satisfies the requirements of Code Sections 401(a)(4), 401(k), and 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of those Code sections only if aggregated with this Plan, then this Section 3.13 is applied by determining the Actual Deferral Percentages of Eligible Participants as if all the plans were a single plan.

3.12.4           The Administrator also may treat one or more plans as a single plan with the Plan whether or not the aggregated plans must be aggregated to satisfy Code Sections 401(a)(4) and 410(b).  However, those plans must then be treated as one plan under Code Sections 401(a)(4), 401(k), and 410(b).  Plans may be aggregated under this Section 3.13.4 only if they have the same plan year.

3.12.5           Pre-Tax Contributions and Roth Elective Contributions (effective January 1, 2011) may be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

3.12.6           The determination and treatment of the Pre-Tax Contributions, Roth Elective Contributions (effective January 1, 2011) and Actual Deferral Percentage of any Participant must satisfy all requirements prescribed by the Secretary of the Treasury, including, without limitation, record retention requirements.

3.12.7           The Administrator will limit the election and allocation of Pre-Tax Contributions and Roth Elective Contributions (effective January 1, 2011) in order to avoid the creation of Excess Contributions.  If and to the extent necessary or desirable, the Administrator will recharacterize Excess Contributions as After-Tax Contributions, or will distribute Excess Contributions.  Recharacterized Excess Contributions will be treated as required in Treasury Regulations Section 1.401(k)-1(f)(3).  The Administrator will recharacterize Excess Contributions within two and one-half months after the close of the Plan Year in which they arose.  A distribution of Excess Contributions will normally be made within the same time frame.  At all events, a corrective distribution of Excess Contributions must be made no later than 12 months after the end of the Plan Year in which they arose, and will include income allocable to the excess Contributions for the Plan Year in which they arose; provided, effective January 1, 2006, such Excess Contributions shall be adjusted for income or losses up to the date of the distribution of such Excess Contributions; however, such income or losses may be determined on a date that is not more than 7 days before such distribution.  Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2008, the Plan Administrator shall not calculate and distribute allocable income or losses on Excess Contributions for the period after the close of the Plan Year in which the Excess Contributions occurred, prior to the date of distribution.  The method used to determine the income allocable to Excess Contributions that are distributed will not violate Code Section 401(a)(4), and will be applied consistently for all Participants and all corrective distributions for any Plan Year.  Any distribution to a Participant of less than the entire amount of his or her Excess Contributions will be treated as a pro rata distribution of Excess Contributions and income.  The Administrator may combine the correction methods described in this Section 3.12.7.  The amount of Excess Contributions to be recharacterized or distributed to a Participant under this Section 3.13.7 will be reduced by any Excess Pre-Tax Contributions or Excess Roth Elective Contributions (effective January 1, 2011) previously distributed to the Participant for his or her taxable year ending with or within the Plan Year.  Similarly, the amount of Excess Pre-Tax Contributions or Excess Roth Contributions (effective January 1, 2011) to be distributed for a Participant’s taxable year will be reduced by the amount of any Excess Contributions previously distributed or recharacterized as to that Participant for the Plan Year beginning with or within the Participant’s taxable year.

3.12.8           Effective January 1, 2006, for purposes of this Section 3.12, if a Highly Compensated Employee is a Participant under two or more cash or deferred arrangements, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the Average Actual Deferral Percentage with respect to such Highly Compensated Employee.  However, if the cash or deferred arrangements have different Plan Years, then all Pre-Tax Contributions or Roth Elective Contributions (effective January 1, 2011) made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans.  Notwithstanding the foregoing, plans that are not permitted to be aggregated under Treas. Reg. section 1. 401(k) – 1(b)(4) are not required to be aggregated for purposes of this Section 3.12.8.

3.12.9           Notwithstanding the foregoing paragraphs of Section 3.12, effective for Plan Years beginning on or after January 1, 2010, the test provided in Code Section 401(k)(3) shall be met if the Plan meets the Safe Harbor Notice requirement set forth in Section 3.4B and the following Contribution Requirement.

The Contribution Requirement is met if the Company is required to make the Company Safe Harbor Nonelective Contributions set forth in Section 3.4A on behalf of each Nonhighly Compensated Employee who is eligible to participate in Section 3.4A of the Plan as a non-union Participant without regard to whether such Employee makes a Pre-Tax Contribution or Roth Elective Contribution described in Section 3.1 or an After-Tax Contribution described in Section 3.2.

3.12.10                 Notwithstanding any Plan provisions to the contrary, with respect to any Plan Year for which the Plan is a Safe Harbor 401(k) Plan, when performing the Actual Deferral Percentage Test, the current year testing method shall be used and any changes from current year to prior year testing shall be made pursuant to Internal Revenue Service Notice 98-1, the provisions of which are incorporated herein by reference.

3.13	Actual Contribution Percentage Test

3.13.1           The Average Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year may not exceed the greater of:

(a)	the Average Actual Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; and

(b)	the lesser of:

(i)	the Average Actual Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by two; and

(ii)	the Average Actual Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year plus two percentage points.

3.13.2           The provisions of Code Section 401(m)(2) are incorporated by reference.

3.13.3           If this Plan satisfies the requirements of Code Section 401(a)(4), 401(k) and 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of those Code sections only if aggregated with this Plan, then this Section 3.14 is applied by determining the Actual Contribution Percentage of Eligible Participants as if all the plans were a single plan.

3.13.4           The Administrator also may treat one or more plans as a single plan with the Plan, whether or not the aggregated plans must be aggregated to satisfy Code Sections 401(a)(4) and 410(b).  However, those plans must then be treated as one plan under Code Sections 401(a)(4), 401(m) and 410(b).  Plans may be aggregated under this Section 3.14.4 only if they have the same plan year.

3.13.5           An After-Tax Contribution is considered made for a Plan Year if it is deducted from the Participant’s Compensation during the Plan Year and transmitted to the Trustee within a reasonable period after that.  A Company Contribution is considered made for a Plan Year if it is allocated to a Matched Participant’s Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the Plan Year, and is made on account of the Matched Participant’s Basic Contributions for the Plan Year.  A Pre-Tax Contribution or Roth Elective Contribution (effective January 1, 2011) may be considered made under this Section 3.14 for a Plan Year if it is recharacterized for purposes of Section 3.13, and if it is includible in the gross income of the Participant as of a date during that Plan Year.  A recharacterized Pre-Tax Contribution or Roth Elective Contribution (effective January 1, 2011) is includible in a Participant’s gross income as of the date it would have been paid to the Participant, had the Participant not elected to defer it into the Plan.

3.13.6           The determination and treatment of After-Tax and Company Contributions and the Actual Contribution Percentage of any Participant must satisfy all requirements prescribed by the Secretary of Treasury, including, without limitation, record retention requirements.

3.13.7           The Administrator will limit the making of After-Tax Contributions in order to avoid the creation of Excess Aggregate Contributions.  If and to the extent necessary or desirable, the Administrator will forfeit any Excess Aggregate Contributions that were Company Contributions and that were not vested, and will distribute to the Participant who made them any Excess Aggregate Contributions that were After-Tax Contributions, and will distribute to the Matched Participant to whom they were allocated any Excess Aggregate Contributions that were Company Contributions and were vested.  A distribution of Excess Aggregate Contributions will normally be made within two and one-half months after the close of the Plan Year in which they arose.  At all events, a corrective distribution of Excess Aggregate Contributions must be made no later than 12 months after the end of the Plan Year in which they arose, and will be adjusted for income allocable to the Excess Aggregate Contributions for the Plan Year in which they arose; provided, effective January 1, 2006, such Excess Aggregate Contributions shall be adjusted for income or losses up to the date of the distribution of such Excess Aggregate Contributions; however, such income or losses may be determined on a date that is not more than 7 days before such distribution.  The method used to determine the income allocable to any Excess Aggregate Contributions that are distributed will not violate Code Section 401(a)(4), and will be applied consistently for all Participants and all corrective distributions for any Plan Year.  Any distribution to a Participant of less than the entire amount of his or her Excess Aggregate Contributions will be treated as a pro rata distribution of Excess Aggregate Contributions and income.  The Administrator may combine the correction methods described in this Section 3.14.7.  Notwithstanding the preceding to the contrary, effective for Plan Years beginning on or after January 1, 2008, the Plan Administrator shall not calculate and distribute allocable income or losses on Excess Aggregate Contributions for the period after the close of the Plan Year in which the Excess Aggregate Contributions occurred, prior to the date of distribution.

3.13.8           Effective January 1, 2006, for purposes of this Section 3.13, if a Highly Compensated Employee is a Participant under two or more cash or deferred arrangements, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the Average Actual Contribution Percentage with respect to such Highly Compensated Employee.  However, if the cash or deferred arrangements have different Plan Years, then all After-Tax Contributions and Company Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans.

3.13.9                 Notwithstanding the foregoing paragraphs of Section 3.13, effective for Plan Years beginning on or after January 1, 2010, the test provided in Code Section 401(m)(2) shall be met if the Plan meets the Safe Harbor Notice requirement set forth in Section 3.4B, the Contribution Requirements described in Section 3.12.9, above, and the following Special Limitation on Matching Contributions.  The Special Limitation on Matching Contributions is met if (i) Company Contributions described in Section 3.4 on behalf of any Employee may not be made with respect to an Employee’s Pre-Tax, Roth Elective (effective January 1, 2011) and After-Tax Contributions (described in Sections 3.1 and 3.2, respectively) in excess of six percent (6%) of the Employee’s Compensation, (ii) the rate of Company Contributions does not increase as the rate of an Employee’s Pre-Tax, Roth Elective (effective January 1, 2011) and After-Tax Contributions increases, and (iii) the Company Contributions with respect to any Highly Compensated Employee at any rate of Employee Pre-Tax, Roth Elective (effective January 1, 2011) and After-Tax Contributions is not greater than that with respect to a Nonhighly Compensated Employee.

3.13.10                 Notwithstanding any Plan provisions to the contrary, with respect to any Plan Year for which the Plan is a Safe Harbor 401(k) Plan, when performing the Actual Contribution Percentage Test, the current year testing method shall be used and any changes from current year to prior year testing shall be made pursuant to Internal Revenue Service Notice 98-1, the provisions of which are incorporated herein by reference.

ARTICLE IV

Vesting

4.1	Vesting in After-Tax, Company Safe Harbor Nonelective, Pre-Tax, Roth Elective and Rollover Contributions Accounts

A Participant is always 100% vested in the balance of his or her After-Tax Contribution Account, Company Safe Harbor Nonelective Contribution Account (effective January 1, 2010), Pre-Tax Contribution Account, Roth Elective Contribution Account (effective January 1, 2011) and Rollover Contribution Account.

4.2	Vesting in Company Contribution and Contingent Accounts

4.2.1           A Participant becomes vested in any balance of his or her Company Contribution Account and Contingent Account according to the following Schedule:

Years of Service	Percent
Fewer than 2	0%
2 but fewer than 3	20%
3 but fewer than 4	40%
4 but fewer than 5	60%
5 or more	100%

4.2.2           Notwithstanding the foregoing, a Participant will become 100% vested in the balance of his or her Company Contribution Account and Contingent Account if:

(a)	he or she reaches age 55 while employed by the Company or one of its Affiliates;

(b)	he or she separates from service due to Disability;

(c)	he or she dies while employed by the Company or one of its Affiliates;

(d)	he or she ceases to be an Employee because of the permanent shutdown of a single site of employment or of one or more facilities or operating unites within a single site of employment; or

(e)	he or she is employed by the Company or one of its Affiliates involved in a transaction and the Committee, in its discretion, fully vests the Participant in connection with the transaction.

4.2.3           If a Participant is hired by the Company or one of its Affiliates as a result of an acquisition, the Committee (or its delegate) may, in its discretion, give the Participant and all other Participants hired under the same circumstances as a result of the same acquisition credit for service with a prior employer for purposes of vesting.

4.3	Forfeitures

4.3.1           A Participant forfeits the non-vested portion of his or her Company Contribution and Contingent Accounts on the earlier of:  (a) the date as of which he or she receives a distribution of his or her entire Company Contribution and Contingent Accounts and (b) the date his or her Period of Separation equals five years.  The nonvested amount so forfeited is a Forfeiture.  If the Participant incurs a Forfeiture under clause (a) above and his or her Period of Separation is shorter than five years, the Forfeiture is restored, and the Period of Separation counts towards the Participant’s Years of Service, along with service before and after the Period of Separation, in determining the Participant’s Years of Service for purposes of Section 4.2.  If the Period of Separation is five years or longer, the Forfeiture will not be restored, but the Period of Separation counts towards the Participant’s Years of Service, along with service before and after the Period of Separation, in determining the Participant’s Years of Service for purposes of Section 4.2.  If a Participant begins a Period of Separation by way of a maternity or paternity leave, this Section 4.3.1 will be read by substituting the number ‘six’ for the number ‘five’ wherever the latter number appears.  A ‘maternity or paternity leave’ is an absence from work because of the Participant’s pregnancy, the birth of a child to or placement of a child for adoption with the Participant, or the need to care for the Participant’s child immediately following its birth to or placement with the Participant.

4.3.2           Amounts that become Forfeitures during a month will be used to restore Forfeitures to rehired Participants as provided in Section 4.3.1.  Any remaining Forfeitures during a month will be used to pay the administrative expenses of the Plan in the following order:  Trustee’s fees, communications to Participants, nondiscrimination testing, qualified domestic relations order administration, enrollment fees, required minimum distribution fees, auditors’ fees, consulting and legal fees and other similar administrative expenses.  Any remaining Forfeitures during a month will be used to reduce the Company’s obligation to make Company Contributions in that month or succeeding months.  Any remaining Forfeitures during a month will be used to pay fees associated with Participant communications to Participants involved in an acquisition or divestiture and Participant Account adjustments, as determined by the Committee or its delegate.  While awaiting allocation, until such time as the Company applies Forfeitures to the purposes described above, they will be invested in a default fund selected by the Company.

ARTICLE V

Timing of Distributions to Participants

5.1	Separation from Service

Upon his or her separation from service with the Company and all Affiliates for any reason, a Participant will be entitled to receive the vested portion of his or her Account Balance, determined in accordance with the provisions of Article IV and the valuation rules established for each Investment Fund.  The date as of which the Participant’s Account Balance is determined will be the Valuation Date preceding the date of distribution.

5.2	Start of Benefit Payments

5.2.1           Except as provided in Sections 5.2.2 and 5.2.3, unless a Participant otherwise elects, payment of benefits will begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(a)	the Participant’s 65th birthday;

(b)	the 10th anniversary of the year in which the Participant commenced participation; and

(c)	the Participant’s separation from service.

If the amount of benefits payable to or in respect of a Participant cannot be determined by the benefit commencement date described in the preceding sentence, or if the Administrator cannot locate the Participant (or, if the Participant has died, his or her Beneficiary) after making a reasonable effort to do so, benefit payments will begin no later than 60 days after the amount of the Participant’s benefits can first be determined or the Participant (or his or her Beneficiary) is located, in the amount necessary to bring the payments up to date, as if they had begun on the benefit commencement date described in the preceding sentence.

5.2.2           The Participant’s Account Balance will be distributed as soon as practicable after the Participant elects a distribution following the Participant’s separation from service.  Effective prior to January 1, 2005, upon separation of service, a Participant may elect to defer distribution of the Participant’s Account Balance until a date that is no later than the Participant’s Required Beginning Date only if such Account Balance exceeds $5,000.  Effective January 1, 2005, through September 15, 2009, upon separation from service, the Participant may elect to defer distribution of his or her Account Balance until a date no later than his or her Required Beginning Date.  Effective September 16, 2009, and pursuant to Section 6.1, upon severance from employment, a Participant may elect to defer distribution of the Participant’s Account Balance until a date that is no later than the Participant’s Required Beginning Date only if such Account Balance exceeds $5,000.  A Participant will be deemed to have elected to defer payment of benefits from the Plan until the date the Participant requests a distribution from the Plan in a manner consistent with the uniform and nondiscriminatory rules established by the Administrator.

5.2.3           Notwithstanding any other provision of this Plan, a Participant must begin to receive his or her benefit no later than his or her Required Beginning Date.  The amount to be distributed each year will be the minimum amount required to satisfy Code Section 401(a)(9) and the regulations promulgated thereunder, determined with no recalculation of life expectancy.  The Required Beginning Date of a Participant is April 1 of the calendar year following the later of the calendar year in which the Participant reaches age 70½ or, retires.  Notwithstanding any other provision of this Section 5.2.3, if a Participant is a five percent owner (as defined in Code Section 416) for the Plan Year ending in the calendar year in which he or she reaches age 70½, his or her Required Beginning Date is April 1 of the following calendar year.

5.2.4           Notwithstanding any other provision of this Plan, all Plan distributions will comply with Code Section 401(a)(9), including Department of Treasury Regulation Section 1.401(a)(9)-2 through 1.401(a)(9)-9, as promulgated under Final and Temporary Regulations published in the Federal Register on April 17, 2002 (the ‘401(a)(9) Regulations’), with respect to minimum distributions under Code Section 401(a)(9).  In addition, the benefit payments distributed to any Participant will satisfy the incidental death benefit provisions under Code Section 401(a)(9)(G) and Department of Treasury Regulation Section 1.401(a)(9)-5(d), as promulgated in the 401(a)(9) Regulations.

5.2.5           If the Participant dies after beginning distribution of his or her Account Balance, the remainder of the Account Balance will be payable in accordance with Section 7.1.  Notwithstanding the foregoing, the Participant’s Account Balance must continue to be distributed at least as rapidly as under the method of distribution in effect before the Participant died.

5.2.6           If the Participant dies before beginning distribution of his or her Account Balance, the Participant’s Account Balance will be distributed as provided under Section 7.1, but distribution must be completed within five years after the Participant dies.  Notwithstanding the foregoing, the Participant’s Beneficiary may receive the Account Balance over his or her life or over a period not extending beyond his or her life expectancy, so long as distribution begins within one year after the Participant dies, or, if the Beneficiary is the Participant’s Surviving Spouse, by the date the Participant would have reached age 70-½.  Furthermore, if the Participant’s Surviving Spouse is the Beneficiary and dies before distribution begins, the next Beneficiary to take may receive benefits over his or her life or a period not exceeding his or her life expectancy, so long as distribution begins by the date the Surviving Spouse would have reached age 70-½.

5.3   Distribution of Amounts held in a Participant’s Company Safe Harbor Nonelective Contribution Account, Pre-Tax Contribution Account and Roth Elective Contribution Account.

Notwithstanding any Plan provisions to the contrary, amounts held in a Participant’s Company Safe Harbor Nonelective Contribution Account (effective January 1, 2010), Pre-Tax Contribution Account and Roth Elective Contribution Account (effective January 1, 2011) are not distributable earlier than upon:

(1)
the Participant’s severance from employment.  Notwithstanding anything herein to the contrary, a severance from employment shall not occur when an individual changes status from an Eligible Employee to a Leased Employee;

(2)	the Participant’s death;

(3)	the Participant’s Disability;

(4)	the Participant’s attainment of age 59 and 1/2;

(5)
with respect to a Participant’s Pre-Tax Contribution Account and Roth Elective Contribution Account (effective January 1, 2011) only, the proven financial hardship of the Participant as described in Section 6.3.3; or

(6)
the termination of the Plan without the “employer” maintaining an “alternative defined contribution plan” at any time during the period beginning on the date of plan termination and ending 12 months after all assets have been distributed from the Plan.  Such a distribution must be made in a “lump sum.”  For purposes of this Section, the terms “employer,” “alternative defined contribution plan,” and “lump sum” are as defined under Treasury Regulation Section 1.401(k)-1(d)(4).

ARTICLE V-A

Required Minimum Distributions For Calendar Years
Beginning On Or After January 1, 2003

Section 5-A.1   General Rules.

5-A.1.1.  Effective Date.  The provisions of this Article 5-A will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 calendar year that are made on or after January 1, 2002.

5-A.1.2.  Coordination With Minimum Distribution Requirements Previously in Effect.  Required minimum distributions for 2002 under this Article 5-A will be determined as follows.  If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article 5-A, equals or exceeds the required minimum distributions determined under this Article 5-A, then no additional distributions will be required to be made for 2002 on or after such date to the distributee.  If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article 5-A is less than the amount determined under this Article 5-A, then required minimum distributions for 2002 on or after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Article 5-A.

5-A.1.3.  Precedence.  The requirements of this Article 5-A will take precedence over any inconsistent provisions of the Plan.

5-A.1.4.  Requirements of Treasury Regulations Incorporated.  All distributions required under this Article 5-A will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

5-A.1.5.  TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Article 5-A, other than Section 5-A.1.4, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

Section 5-A.2   Time and Manner of Distribution.

5-A.2.1.  Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

5-A.2.2.  Death of Participant Before Distribution Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)
If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(b)
If the Participant’s Surviving Spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)
If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)
If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 5-A.2.2, other than section 5-A.2.2(a), will apply as if the Surviving Spouse were the Participant.

For purposes of this Section 5-A.2.2 and Section 5-A.4, unless Section 5-A.2.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If Section 5-A.2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Section 5-A.2.2(a).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Section 5-A.2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

5-A.2.3.  Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 5-A.3 and 5-A.4.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code of the Treasury regulations.

Section 5-A.3   Required Minimum Distributions During Participant’s Lifetime.

5-A.3.1.  Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)
the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b)
if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.4019a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

5-A.3.2.  Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 5-A.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

Section 5-A.4   Required Minimum Distributions After Participant’s Death.

5-A.4.1.  Death On or After Date Distributions Begin.

(a)
Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)
If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the Surviving Spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)
If the Participant’s Surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reducing by one for each subsequent year.

(b)
No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

5-A.4.2.  Death Before Date Distributions Begin.

(a)
Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 5-A.4.1.

(b)
No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section 5-A.2.2.(a), this Section 5-A.4.2 will apply as if the Surviving Spouse were the Participant.

Section 5-A.5   Definitions.

5-A.5.1.  Designated Beneficiary.  The individual who is designated as the Beneficiary under the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

5-A.5.2.  Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 5-A.2.2.  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

5-A.5.3.  Life Expectancy.  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

5-A.5.4.  Participant’s Account Balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5-A.5.5.  Required Beginning Date.  The date specified in Section 5.2.3 of the Plan.

Section 5-A.62009 RMD. Notwithstanding any other provision of the Plan, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), shall receive those distributions for 2009.

ARTICLE VI

Form of Benefit, In-Service Withdrawals and Loans

6.1	Cashout of Small Amounts

Effective prior to January 1, 2005, and notwithstanding any other Plan provision, if a Participant's Account Balance is not larger than $5,000 the Account Balance will be paid in one lump sum to the Participant as soon as practicable after the Participant’s separation from service, without his or her consent or the consent of his or her  spouse.  Effective January 1, 2005 through September 15, 2009, this Section 6.1 shall be of no force and effect.  Effective September 16, 2009, a Participant’s Account Balance shall be determined without regard to that portion of the Participant’s Account that is attributable to a rollover contribution, and the earnings allocable thereto, within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.  If the Participant’s Account Balance, as so determined, is $5,000 or less, the Plan may distribute the Participant’s entire vested Account without the Participant’s consent or the consent of his or her spouse.  Provided, however, with respect to distributions occurring on or after September 16, 2009, in the event such a mandatory distribution exceeds $1,000, determined taking into account, however, all prior rollovers from the other plans on behalf of the Participant, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by a Participant in a direct rollover or to receive a distribution paid directly to the Participant, then the Plan Administrator will cause the distribution to be paid in a direct rollover to an individual retirement plan designated by the Plan Administrator.  If such mandatory distribution amount does not exceed $1,000, the Account Balance will be paid in one lump sum to the Participant as soon as practicable after the Participant’s separation from service, without his or her consent or the consent of his or her  spouse.

Effective January 1, 2011, for purposes of this Section 6.1 and the determination of whether a Participant’s Account Balance is greater than $1,000, the Participant’s Roth Elective Contribution Account and the Participant’s other accounts comprising the remainder of the Participant’s Account Balance shall be treated as accounts held under two separate plans (within the meaning of Section 414(l) of the Code).

6.2	Medium of Distribution

A Participant’s Account Balance will be distributed by check to the Participant or Beneficiary entitled to it (or to his or her designated agent).  Alternatively, as to any amount invested in the Company Stock Fund and the FMC Stock Fund at the time of distribution, the Participant or, where applicable, his or her Beneficiary, may request a certificate representing the whole shares of Company Stock and/or FMC Stock held for him or her, and a check representing any fractional share.  The Administrator will establish uniform and nondiscriminatory rules governing the timing, content and manner of elections under this Section 6.2.

6.3	Forms of Benefit

6.3.1           A Participant or Beneficiary may elect to have his or her Account Balance distributed in any of the forms described below.

(a)	Lump Sum: This form of benefit pays the entire Account Balance in one payment.

(b)	Installments for a Fixed Period: The Participant or Beneficiary may elect to receive annual, quarterly or monthly installments over a fixed period of 20 years or less.

6.3.2           If the Participant chooses to receive installments, the size of each installment will be calculated by dividing the Account Balance determined as of the date described in Section 5.1 by the total number of installments remaining to be paid.

6.3.3           The Administrator will establish uniform and nondiscriminatory rules governing the timing, content and manner of elections under this Section 6.3.

6.4	Change in Form, Timing or Medium of Benefit Payment

Any former Employee, former employee of FMCTI, or former employee of FMC who is a Participant and who has chosen to defer payment of his or her Account Balance may request a change in the form, timing or medium in which his or her Account Balance will be paid, so long as the revised election conforms to Section 6.3.  Once benefit payments have begun, no Participant may change the form, timing or medium of payment of his or her Account Balance.

6.5	Direct Rollover of Eligible Rollover Distributions

6.5.1           Notwithstanding any provision of the Plan, a Distributee may elect, at the time and in the manner prescribed below, to have any portion of an Eligible Rollover Distribution paid in a Direct Rollover to an Eligible Retirement Plan specified by the Distributee.

6.5.2           At least 30, but no more than 90, days before the Annuity Starting Date, the Administrator will furnish the Participant with a notice containing information regarding his or her right to take distribution directly or to elect a Direct Rollover, and some of the federal tax consequences of the alternative types of distribution.  The notice must meet the requirements of Code Section 402(f).  The Administrator will give the Participant an election period of at least 30 days to decide whether to elect a Direct Rollover.  Notwithstanding the foregoing, the election period may end immediately after the Participant makes an affirmative election as to whether to receive the distribution directly or in the form of a Direct Rollover, so long as the Participant is properly informed of his or her right to a full 30-day election period, and waives the remainder of the election period.

6.5.3           Effective January 1, 2007, and notwithstanding any provision herein to the contrary, with respect to any portion of a distribution from the Plan of a deceased Employee, an individual who is the designated Beneficiary (as defined by Code Section 401(a)(9)(E)) of the Employee and who is not the Surviving Spouse of the Employee shall be permitted to make a direct trustee-to-trustee transfer of the distribution to an individual retirement plan described in Code Section 402(c)(8)(B)(i) or (ii) established for the purposes of receiving the distribution on behalf of such designated Beneficiary.  In such event, the transfer shall be treated as an Eligible Rollover Distribution, the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code Section 408(d)(3)(C)) and Code Section 401(a)(9)(B) (other than clause (iv) thereof) shall apply to such individual retirement plan.

6.6	In-service and Hardship Withdrawals

6.6.1           An active Participant who has reached age 59½ may elect to withdraw all or any part of his or her Account.  The Administrator will establish uniform and nondiscriminatory procedures for requesting, granting and processing in-service withdrawals under this Section 6.6.1, which may include telephonic or electronic procedures, as and to the extent permitted by applicable law or regulation.

6.6.2           An active Participant who has not reached age 59½ may make a withdrawal of the following portions of the Participant’s Account Balance in the order listed below:

(a)	all or part of the After-Tax Contributions he or she made to the FMC Plans after March 31, 1986 and before January 1, 1987;

(b)	all earnings or appreciation attributable to After-Tax Contributions he or she made to the FMC Plans after March 31, 1986 and before January 1, 1987;

(c)	all or part of the After-Tax Contributions he or she made to the FMC Plans, the FMCTI Plan, or to the Plan after December 31, 1986;

(d)
all or part of his or her After-Tax Contributions made to the FMC Plans before April 1, 1982, or, if less, the amount in the Participant’s After-Tax Contribution Account allocable to those contributions;

(e)	any amount remaining in the Participant’s After-Tax Contribution Account that is allocable to After-Tax Contributions made to the FMC Plans before April 1982;

(f)	all earnings or appreciation attributable to the After-Tax Contributions he or she made to the FMC Plans, the FMCTI Plan, or to the Plan after December 31, 1986;

(g)	all the vested value of his or her Contingent Account; and

(h)
all of the current value of vested Company Contributions and FMC contributions made as to After-Tax Contributions he or she made to the Plan, the FMCTI Plan, or FMC Plans after December 31, 1986 and before January 1, 2011.

The Administrator will establish uniform and nondiscriminatory procedures for requesting, granting and processing in-service withdrawals under this Section 6.6.2, which may include electronic or telephonic procedures, as and to the extent permitted by applicable law or regulation.

6.6.3           An active Participant may make a hardship withdrawal from his or her Pre-Tax Contribution Account or Roth Elective Contribution Account (effective January 1, 2011) if he or she demonstrates to the Administrator that the withdrawal is necessary to satisfy the Participant’s immediate and heavy financial need.  A hardship withdrawal cannot exceed 100% of such Participant’s Pre-Tax Contribution Account or Roth Elective Contribution Account (effective January 1, 2011) (excluding adjustment for any income credited to such Participant’s Pre-Tax Contribution Account or Roth Elective Contribution Account (effective January 1, 2011)) at the date of the withdrawal.  In addition, the minimum hardship withdrawal permitted is $500, or, if less, the total amount of a Participant’s Pre-Tax Contribution Account or Roth Elective Contribution Account (effective January 1, 2011) (excluding adjustment for any income credited to such Participant’s Pre-Tax Contribution Account or Roth Elective Contribution Account (effective January 1, 2011)) at the date of withdrawal.

(a)	A distribution is on account of an immediate and heavy financial need if it is for:

(1)	Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)	Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3)
Payment of tuition, related educational fees and room and board expenses for up to the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children or dependents (as defined in Code Section 152, determined without regard to Code Sections 152(b)(1), 152(b)(2) and 152(d)(1)(B));

(4)	Payments necessary to prevent the Participant’s eviction from his or her principal residence, or foreclosure on the mortgage on the Participant’s principal residence;

(5)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, determined without regard to Code Section 152(d)(1)(B));

(6)	Prior to September 16, 2009, legal expenses incurred by the Participant in obtaining a divorce;

(7)
Prior to September 16, 2009,  expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income);

(8)	Prior to September 16, 2009, expenses incurred by the Participant in remedying an uninsured property loss;

(9)	Prior to September 16, 2009, expenses incurred by the Participant in adopting or attempting to adopt a child;

(10)	Prior to September 16, 2009, emergency expenses of the Participant in personal bankruptcy; or

(11)
Prior to September 16, 2009, other expenses deemed by the Administrator to constitute an immediate and heavy financial need and formally adopted under the rules of the Administrator as eligible for a hardship withdrawal.

(b)
In the event that the Administrator determines that a Participant has an immediate and heavy financial need in accordance with Section 6.6.3(a), a hardship withdrawal may be made from the Plan only if the amount of such distribution is considered as necessary to satisfy such immediate and heavy financial need of the Participant pursuant to the following standards:

(1)
The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution),

(2)
The Participant makes a representation (made in writing or such other form as may be prescribed the Commissioner of the Internal Revenue Service), unless the Employer has actual knowledge to the contrary, that such immediate and heavy financial need cannot reasonably be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets, (iii) by cessation of Pre-Tax Contributions and Roth Elective Contributions (effective January 1, 2011) under the Plan; (iv) by other currently available distributions (including distribution of ESOP dividends under Code Section 404(k)) and nontaxable (at the time of the loan) loans, under plans maintained by the Participating Employer or any other employer; or (v) by borrowing from commercial sources on reasonably commercial terms in an amount sufficient to satisfy the need; and

(3)
The Participant shall not be permitted to elect to make Pre-Tax Contributions, Roth Elective Contributions (effective January 1, 2011) or After-Tax Contributions to the Plan and all other plans maintained by the Participating Employer on his behalf for a period of 6 months following the receipt of the distribution.  For this purpose the phrase “all other plans maintained by the Participating Employer” means all qualified and nonqualified plans of deferred compensation maintained by the Participating Employer.

6.6.4           The Administrator will establish uniform and nondiscriminatory procedures for requesting, granting and processing hardship withdrawals.

6.7	Loans

6.7.1           An active Participant may submit an application to the Administrator to borrow from his or her Account (on such uniform and nondiscriminatory terms and conditions as the Administrator shall prescribe) an amount, when added to the amount of any then outstanding loan, does not exceed the lesser of:

(a)
$50,000, reduced by the excess (if any) of the Participant’s highest outstanding Plan loan balance during the one-year period ending on the day before the loan is made over the Participant’s outstanding Plan loan balance on the day the loan is made; and

(b)	50% of the Participant’s Account as of the Valuation Date coincident with or immediately preceding the date the Administrator receives the application.

In calculating the Participant’s loan limit, all loans from qualified plans of the Company and all Affiliates will be aggregated.

6.7.2           Each loan granted under the Plan will meet the following requirements:

(a)	it must be evidenced by a negotiable promissory note;

(b)	the rate of interest payable on the unpaid balance of the loan will be reasonable;

(c)	the amount of the loan must be at least $1,000;

(d)	the loan, by its terms, must require repayment within five years;

(e)	the loan will be secured by the Participant’s interest in the Account Balance of his or her Account, but not to exceed 50% of such Account; and

(f)
the loan must be repaid through payroll deduction, or, if the loan has been outstanding for at least three months, the Participant may make one payment by check or money order of the full amount of principal and interest then outstanding.

6.7.3           If a Participant is granted a loan, a “Loan Account” will be established for the Participant.  All Loan Accounts will be held by the Funding Agent, as part of the Trust Fund.  The loan amount will be transferred from a Participant’s other Accounts according to uniform and nondiscriminatory ordering rules adopted by the Administrator, and will be disbursed from the Loan Account.  Principal and interest payments of a loan will be credited initially to the Loan Account of the Participant, and will be transferred as soon as reasonably practicable thereafter to the other Accounts of the Participant according to uniform and nondiscriminatory ordering rules adopted by the Administrator.  All fees and expenses incurred in connection with a loan obligation of a Participant will be borne solely by the Participant’s Account.

6.7.4           Loan repayments will be made through payroll withholding during a Participant’s employment.  Each Participant who requests a loan consents to such payroll withholding for repayment of the loan.  Upon termination of employment, a Participant may elect to continue to repay the loan under such uniform and nondiscriminatory rules as the Administrator has established.  The Administrator will cease payroll reduction for loan repayments as soon as reasonably practicable after receipt of a court order to do so in the event of a Participant’s bankruptcy, and the loan will immediately be deemed to be in default.  Any fees and expenses incurred in connection with a loan and loss caused by nonpayment or other default on a loan obligations will be borne solely by the Loan Account of the Participant.  A default will constitute a taxable event to the Participant, necessitating certain reporting obligations on the Administrator’s part, and the note evidencing a loan in default will be executed upon and processed in accordance with the uniform and nondiscriminatory rules adopted by the Administrator.  A Participant’s loan repayments will, at his or her request, be suspended during the time he or she is absent as a result of qualifying military service (as determined under USERRA), as permitted under Code Section 414(u)(4).

6.7.5           A Participant may not have more than two loans outstanding at any given time.

6.7.6           Upon termination of employment, a Participant who has an outstanding loan under the Plan must repay his or her loan in a lump sum or the loan will be in default. Notwithstanding the above, the Committee (or its delegate) may, in its sole discretion, allow terminated Participants to continue to repay loans under such uniform and nondiscriminatory rules as the Committee (or its delegate) determines.

6.7.7           Roth Elective Contributions.  Effective January 1, 2011, a Participant’s Roth Elective Contributions, including earnings on such Contributions, shall not be available to be borrowed.

ARTICLE VII

Death Benefit

7.1	Payment of Account Balance

7.1.1           Subject to the provisions of Section 5.2, if a Participant dies before payment of his or her Account Balance has begun, his or her Account Balance will be paid to the Participant’s Beneficiary in the form of benefit chosen by the Beneficiary under Sections 6.2 and 6.3.  The Beneficiary of a Participant who is married on the date of his or her death will be the Participant’s Surviving Spouse, unless the Participant has designated another Beneficiary and the Surviving Spouse consented to the designation, both as provided in Section 7.3.

7.2	Failure to Name a Beneficiary

If a Participant fails to name a Beneficiary and dies before payment of his or her Account Balance begins, or if no designated Beneficiary survives the Participant, the Administrator will pay any amounts due after the Participant’s death to the Participant’s surviving spouse or, if there is no surviving spouse, to the Participant’s surviving children, in equal shares.  If the Participant leaves behind no surviving spouse or children, the Administrator will pay any amounts then due to the Participant’s estate.  Notwithstanding the preceding, effective January 1, 2010, if a Participant fails to name a Beneficiary and dies before payment of his or her Account Balance begins, or if no designated Beneficiary survives the Participant, the Administrator will pay any amounts due after the Participant’s death to the Participant’s surviving spouse or, if there is no surviving spouse, to the Participant’s estate.

7.3	Waiver of Spousal Beneficiary Rights

7.3.1           A Participant may designate someone other than his or her Surviving Spouse as his or her primary Beneficiary only if the designation or election meets the requirements of this Section 7.3 outlined below.

7.3.2           The Administrator will provide each Participant with a written explanation of:

(a)	the right of the Participant to name someone other than his or her Surviving Spouse as a Beneficiary;

(b)	the right of the Participant’s spouse to be named as the primary Beneficiary for all of the Participant’s Account Balance and the effect of waiving that right; and

(c)	the Participant’s right to revoke a previous designation of someone other than the Surviving Spouse as a Beneficiary, and the effect of such a revocation.

7.3.3           A designation of someone other than the Surviving Spouse as a primary Beneficiary will be effective only if it is made in writing and consented to by the Participant’s spouse, with the spouse’s consent witnessed by a notary public or the Administrator.  Any subsequent change of Beneficiary to an individual who is not the Participant’s Surviving Spouse must also be in writing and consented to by the Participant’s spouse, with the spouse’s consent witnessed by a notary public or the Administrator.  Spousal consent is not necessary if the Participant establishes to the satisfaction of a Plan representative that the Participant does not have a spouse, or that the Participant’s spouse cannot be located.  Spousal consent is also unnecessary if the Participant produces a court order to the effect that the Participant is legally separated from his or her spouse or has been abandoned by the spouse, within the meaning of the law of the Participant’s state of residence, unless a qualified domestic relations order requires otherwise.  If the Participant’s spouse is legally incompetent to give consent, the spouse’s legal guardian may give the spouse’s consent, even if the legal guardian is the Participant.  A spouse’s consent will be valid only as to that spouse, and an election deemed effective without the spouse’s consent will be valid only as to the spouse designated as to that election.  A Participant may revoke a prior designation of someone other than the Surviving Spouse as a primary Beneficiary without the consent of his or her spouse, and may revoke such a designation an unlimited number of times.

7.3.4           A Participant’s former spouse will be treated as the spouse or Surviving Spouse only to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

ARTICLE VIII

Special Forms of Benefit and Death Benefit Terms for Certain Participants Prior to 2002

8.1	Applicability

For periods prior to January 1, 2002, the provisions of this Article VIII apply, instead of Sections 6.3, 6.4, 7.1, 7.2 and 7.3, to the entire Account Balance of each Participant who was: (a) a participant in the FMC Corporation Savings and Investment 401(k) Plan for Bargaining Unit Employees (“FMC Unmatched Plan”) immediately before his or her collective bargaining unit became covered under the FMC Corporation Savings and Investment (“FMC Matched Plan”) Plan, and whose account balance in the FMC Unmatched Plan was transferred to the FMC Matched Plan; or (b) transferred to FMC as part of its acquisition from Stein, Inc. or Frigoscandia Equipment Holding AB. Sections 6.1, 6.2, 6.5, 6.6 and 6.7 continue to apply to the Account Balances of Participants described in the preceding sentence, but this Article VIII does not apply to any other Participant.

8.2	Forms of Benefit for Certain Transferred Participants

8.2.1           The normal form of benefit for a Participant to whom this Article VIII applies is the 50% Joint and Survivor-Ten Year Certain Annuity with the Participant’s spouse as the Beneficiary, if the Participant is married on the Annuity Starting Date.  If the Participant is not married on the Annuity Starting Date, the normal form of benefit is the Life and Ten Year Certain Annuity.  If the Participant fails to make an election under Section 8.4, his or her Account Balance will be paid in the normal form of benefit.  A Participant covered by this Article VIII who is married on the Annuity Starting Date may elect a benefit other than the normal form of benefit only if his or her spouse consents to the election within the time frame and in the manner required by Section 8.4.

8.2.2           Subject to Sections 8.2.1 and 8.4, and except as otherwise provided herein, a Participant covered by this Article VIII may elect to have his or her benefit under this Plan paid in the form of a lump sum distribution or a fixed dollar annuity purchased on his or her behalf.   A Plan annuity is a fixed dollar annuity if it provides a stream of monthly payments that do not vary in amount.

8.2.3           If a Participant to whom this Article VIII applies elects to have a fixed dollar annuity purchased on his or her behalf, he or she may select any of forms of annuity described in this Section 8.2.3.

(a)
Life and Ten Year Certain Annuity:  This form of annuity pays the Participant a fixed amount each month beginning with the month in which the Annuity Starting Date occurs and ending when the Participant dies.  If the Participant dies before 120 monthly payments have been made, payments will continue to the Participant’s Beneficiary until 120 monthly payments have been made to the Participant and Beneficiary under the annuity.

(b)
Joint and Survivor-Ten Year Certain Annuity:  This form of annuity pays the Participant a fixed amount each month beginning with the month in which the Annuity Starting Date occurs and ending when the Participant dies.  If the Participant’s Beneficiary survives the Participant, payments will continue to the Participant’s primary Beneficiary until the Beneficiary dies.  If the Participant and Beneficiary both die before 120 monthly payments have been made to the Participant and Beneficiary under the annuity, payments will continue to the Participant’s contingent Beneficiary until 120 monthly payments in all have been made under the annuity.  The monthly payment payable to the primary or contingent Beneficiary before 120 payments have been made under the annuity equals the monthly payment made during the Participant’s lifetime.  The monthly payment payable to the primary Beneficiary after 120 payments have been made under the annuity equals 100% or 50% of the monthly payment made during the Participant’s lifetime, as specified in the Participant’s election.  Both the primary and contingent Beneficiaries must be named at the time this annuity is elected.

(c)
Period Certain Annuity:  This form of annuity pays the Participant a fixed amount each month beginning with the month in which the Annuity Starting Date occurs and ending when the specified number of monthly payments have been made to the Participant and, if he or she dies before receiving the specified number of payments, to the Participant’s Beneficiary.  The Participant may specify 60, 120 or 180 monthly payments.  The Participant specifies the number of monthly payments and names his or her Beneficiary at the time he or she elects the annuity.

(d)
Other: This form of payment includes any other alternative form of distribution, including installment distributions, provided for by the Funding Agent.  Notwithstanding the foregoing, a Participant may not elect any form of distribution providing only for the payment of interest or income earned on his or her Accounts.

8.2.4           An annuity under this Plan must provide that payments will be made over a period no longer than the life of the Participant, the lives of the Participant and his or her Beneficiary, the Participant’s life expectancy or the life expectancy of the Participant and his or her Beneficiary.  A Participant to whom this Article VIII applies may not elect any form of annuity providing monthly payments to a Beneficiary who is other than his or her spouse, unless the amount distributed each year equals or exceeds the quotient obtained by dividing the Participant’s Account Balances by the divisor determined under Department of Treasury Regulation Section 1.401(a)(9)-2.  Further, the amount of the monthly payment made to a Beneficiary cannot under any circumstances be larger than the amount of the monthly payment made to the Participant.

8.3	Change in Form, Timing or Medium of Benefit Payment for Certain Transferred Participants

Any former Employee, former employee of FMCTI, or former employee of FMC who is a Participant to whom this Article VIII applies and who has chosen to defer payment of his or her Account Balance may request a change in the form, timing or medium in which his or her Account Balances will be paid, so long as the revised election conforms to Sections 8.2 through 8.4.  Once payments have begun, no Participant may change the form, timing or medium of payment of his or her Account Balance.

8.4	Waiver of Normal Form of Benefit for Certain Transferred Participants

8.4.1           The Account Balance of a Participant to whom this Article VIII applies will be distributed in the normal form of benefit, regardless of what form of benefit the Participant chooses, unless the Participant makes an effective waiver under this Section 8.4 and, if the Participant is married on the Annuity Starting Date, unless the Participant’s spouse consents to the Participant’s choice of another form of benefit in the manner described in this Section 8.4.  No sooner than 30, and no more than 90, days before the Annuity Starting Date, the Administrator will provide the Participant with a written explanation of:

(a)	the terms and conditions of the normal form of benefit;

(b)	the Participant’s right to waive the normal form of benefit and the effect of waiving the normal form of benefit;

(c)	the right of the Participant’s spouse to consent or withhold his or her consent to the Participant’s choice of another form of benefit; and

(d)	the Participant’s right to revoke a waiver of the normal form of benefit, and the effect of revoking the waiver.

A Participant may revoke his or her waiver of the normal form of benefit at any time before the payment begins, without his or her spouse’s consent.  For purposes of the previous sentence, if the Participant’s Account Balance is to be paid in the form of an annuity, payment will be deemed to begin when the annuity has been purchased.

8.4.2           A Participant’s waiver of the normal form of benefit will be effective only if:

(a)	the Participant’s spouse consents in writing to the waiver;

(b)
the waiver includes an election of a form of benefit that cannot be changed without the spouse’s consent, or the spouse’s consent specifically permits the Participant to make other elections of forms of benefit;

(c)	the spouse’s consent acknowledges the effect of the waiver; and

(d)	the spouse’s consent is witnessed by a notary public or the Administrator.

Spousal consent to the Participant’s waiver of the normal form of benefit is not necessary if the Participant establishes to the satisfaction of a Plan representative that the Participant does not have a spouse, or that the Participant’s spouse cannot be located. Spousal consent is also unnecessary if the Participant produces a court order to the effect that the Participant is legally separated from his or her spouse or has been abandoned by the spouse, within the meaning of the law of the Participant’s state of residence, unless a qualified domestic relations order requires otherwise.  If the Participant’s spouse is legally incompetent to give consent, the spouse’s legal guardian may give the spouse’s consent, even if the legal guardian is the Participant.  A spouse’s consent will be valid only as to that spouse, and an election deemed effective without the spouse’s consent will be valid only as to the spouse designated as to that election.

8.4.3           Notwithstanding the foregoing, the first payment of the Participant’s Account Balance may be made as early as seven days after the Participant makes an affirmative election to receive his or her Account Balance in a particular form of payment, even if that means the Participant has fewer than 30 days to decide on a form of payment, if the Annuity Starting Date is after the date of the Participant’s affirmative election and, if the Participant is married on the Annuity Starting Date, the Participant’s spouse consents to the form of payment in the manner required by Section 8.4.2.

8.4.4           If the Administrator believes that any spouse might, under the law of any jurisdiction, have any interest in any benefit that might become payable to a Participant, the Administrator may, as a condition precedent to the Participant’s making any distribution or withdrawal election, require a written release or releases, or other documents that it believes are necessary, desirable, or appropriate to prevent or avoid any conflict or multiplicity of claims regarding payment of any Plan benefits.

8.5	Payment of Account Balances of Certain Transferred Participants Who Die Before Payment Begins

8.5.1           If a Participant to whom this Article VIII applies dies before payment of his or her Account Balance has begun, 50% of the Participant’s Account Balance will be paid to his or her Surviving Spouse in the form of a life annuity, and the remainder will be paid to his or her Surviving Spouse in the form of a lump sum within 90 days after the Administrator receives notice of the Participant’s death. If the Participant has no Surviving Spouse, the Participant’s Account Balance will be paid to his or her Beneficiary in the form of a lump sum within 90 days after the Administrator receives notice of the Participant’s death.

8.5.2           The Participant may choose a form of benefit other than the life annuity for the 50% of his or her Account Balance that will be paid to the Surviving Spouse, so long as the Participant’s election meets the requirements of Section 8.7 and his or her Spouse consents in the time and manner required by Section 8.7.  The Participant may also designate a Beneficiary other than his or her Surviving Spouse as the primary Beneficiary to receive some or all of his or her Account Balance, so long as the Surviving Spouse consents to the designation in the time and manner required by Section 8.7.

8.5.3           Unless the Participant has chosen a form of benefit for his or her Beneficiary or Surviving Spouse, the Beneficiary or Surviving Spouse may choose to have any amounts payable to him or her paid in any of the forms of benefit described under Section 8.2 other than the Joint and Survivor-Ten Year Certain Annuity.  Payments to a Surviving Spouse must begin no later than the April 1 following the year in which the Participant would have reached age 70½, and payments to a Beneficiary who is not the Surviving Spouse must begin no later than one year after the Participant’s death.  Amounts payable to a Beneficiary or Surviving Spouse must be made within five years after the Participant’s death, or over a period not exceeding the life or life expectancy of the Surviving Spouse.  A Participant’s Surviving Spouse who chooses to waive his or her right to receive 50% of the Participant’s Account Balances in the form of a life annuity must waive the right in the time and manner described in Section 8.7.

8.5.4           Notwithstanding Section 8.5.3 above, if at the time the Participant dies his or her Account Balance does not exceed $5,000 the Account will be distributed in the form of a single sum payment.  In addition. if more than one Beneficiary is concurrently entitled to receive annuity payments, or if the monthly annuity payment to any Beneficiary would be less than $50 (or another amount established from time to time by the Administrator), the Administrator may choose to pay the value of the annuity in a single sum, so long as the single sum would not exceed the dollar limit of the previous sentence.  Participant may change the form, timing or medium of payment of his or her Account Balance.

8.6	Failure to Name a Beneficiary for Certain Transferred Participants

If a Participant to whom this Article VIII applies fails to name a Beneficiary and dies before payment of his or her Account Balance begins, or if no designated Beneficiary survives the Participant, the Administrator will pay any amounts due after the Participant’s death to the Participant’s Surviving Spouse or, if there is no Surviving Spouse, to the Participant’s surviving children in equal shares.  If the Participant leaves behind no Surviving Spouse or surviving children, the Administrator will pay any amounts then due to the Participant’s estate.

8.7	Waiver of Preretirement Survivor Annuity for Certain Transferred Participants

8.7.1           A Participant to whom this Article VIII applies may designate someone other than his or her Surviving Spouse as a primary Beneficiary to receive any portion of his or her Account Balance payable after his or her death, or the Participant or his or her Surviving Spouse may choose a form of benefit other than the life annuity for the 50% of the Account Balances that will automatically be paid to the Surviving Spouse as a life annuity only if the designation or election meets the requirements of this Section 8.7 outlined below.

8.7.2           The Administrator will provide each Participant with a written explanation of:

(a)	the 50% preretirement life annuity payable to the Participant’s Surviving Spouse;

(b)	the Participant’s right to waive that annuity and the effect of such a waiver;

(c)	the right of the Participant’s spouse to the 50% preretirement life annuity and the effect of waiving that right; and

(d)	the Participant’s right to revoke a previous waiver and the effect of such a revocation;

(e)	the right of the Participant to name someone other than his or her Surviving Spouse as a Beneficiary;

(f)	the right of the Participant’s spouse to be named as the primary Beneficiary for all of the Participant’s Account Balance and the effect of waiving that right; and

(g)	the Participant’s right to revoke a previous designation of someone other than the Surviving Spouse as a Beneficiary, and the effect of such a revocation.

The Administrator will provide the above explanation to the Participant during the period that begins on the first day of the Plan Year in which the Participant reaches age 32 and ends on the last day of the Plan Year in which the Participant reaches age 34.  If a Participant first becomes a Participant after the start of that period, the Administrator will provide the explanation no later than the end of the second Plan Year after the Participant first becomes a Participant.

8.7.3           A designation of someone other than the Surviving Spouse as a primary Beneficiary, or the election of a form of benefit other than the 50% preretirement life annuity will be effective only if it is made in writing and consented to by the Participant’s spouse, with the spouse’s consent witnessed by a notary public or the Administrator.  Moreover, the election must be made during the period that begins on the first day of the Plan Year in which the Participant reaches age 35 (or, if earlier, the date the Participant separates from service) and ends on the date of the Participant’s death.  Any subsequent change of Beneficiary to an individual who is not the Participant’s Surviving Spouse must also be in writing and consented to by the Participant’s spouse, with the spouse’s consent witnessed by a notary public or the Administrator.  Spousal consent is not necessary if the Participant establishes to the satisfaction of a Plan representative that the Participant does not have a spouse, or that the Participant’s spouse cannot be located. Spousal consent is also unnecessary if the Participant produces a court order to the effect that the Participant is legally separated from his or her spouse or has been abandoned by the spouse, within the meaning of the law of the Participant’s state of residence, unless a qualified domestic relations order requires otherwise.  If the Participant’s spouse is legally incompetent to give consent, the spouse’s legal guardian may give the spouse’s consent, even if the legal guardian is the Participant.  A spouse’s consent will be valid only as to that spouse, and an election deemed effective without the spouse’s consent will be valid only as to the spouse designated as to that election.  A Participant may revoke a prior waiver of the 50% preretirement life annuity or a prior designation of someone other than the Surviving Spouse as a primary Beneficiary without the consent of his or her spouse, and may revoke such a waiver or designation an unlimited number of times.

8.7.4           A Participant’s former spouse will be treated as the spouse or Surviving Spouse only to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

ARTICLE IX

Fiduciaries

9.1	Named Fiduciaries

9.1.1           The Company is the Plan sponsor and a “named fiduciary,” as that term is defined in ERISA Section 402(a)(2), with respect to control over and management of the Plan’s assets only to the extent that it (a) appoints the members of the Committee which administers the Plan at the Administrator’s direction; (b) delegates its authorities and duties as “plan administrator” (as defined under ERISA) to the Committee; and (c) continually monitors the performance of the Committee.

9.1.2           The Company as Administrator, and the Committee, which administers the Plan at the Administrator’s direction, are “named Fiduciaries” of the Plan, as that term is defined in ERISA Section 402(a)(2), with authority to control and manage the operation and administration of the Plan.  The Administrator is also the “administrator” and “plan administrator” of the Plan, as those terms are defined in ERISA Section 3(16)(A) and Code Section 414(g), respectively.

9.1.3           The Trustee is a “named fiduciary” of the Plan, as that term is defined in ERISA Section 402(a)(2), with authority to manage and control all Trust assets, except to the extent that authority is allocated under the Plan and Trust to the Administrator or is delegated to an Investment Manager, an insurance company, or the Plan Participants at the direction of the Administrator or the Committee.

9.1.4           The Company, Committee, Administrator and Trustee are the only named fiduciaries of the Plan.

9.2	Employment of Advisers

A named fiduciary, and any fiduciary appointed by a named fiduciary, may employ one or more persons to render advice regarding any of the named fiduciary’s or fiduciary’s responsibilities under the Plan.

9.3	Multiple Fiduciary Capacities

Any named fiduciary and any other fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

9.4	Payment of Expenses

All Plan expenses, including expenses of the Administrator, the Committee, the Trustee, any Investment Manager and any insurance company, will be paid by the Trust Fund, unless a Participating Employer elects to pay some or all of those expenses.  All or a portion of the recordkeeping costs or charges imposed or incurred (if any) in maintaining the Plan will be charged on a per capita basis to the Account of each Participant.  In addition, all charges imposed or incurred (if any) for an Investment Fund or a transfer between Investment Funds will be charged to the Account of the Participant directing that investment.  In addition, all charges imposed or incurred for a Participant loan will be charged to the Account of the Participant requesting the loan.

9.5	Indemnification

To the extent not prohibited by state or federal law, each Participating Employer agrees to, and will indemnify and save harmless the Administrator, any past, present, additional or replacement member of the Committee, and any other Employee, officer or director of that Participating Employer, from all claims for liability, loss, damage (including payment of expenses to defend against any such claim) fees, fines, taxes, interest, penalties and expenses which result from any exercise or failure to exercise any responsibilities with respect to the Plan, other than willful misconduct or willful failure to act.

ARTICLE X

Plan Administration

10.1	Powers, Duties and Responsibilities of the Administrator and the Committee

10.1.1           The Administrator and the Committee have full discretion and power to construe the Plan and to determine all questions of fact or interpretation that may arise under it.  An interpretation of the Plan or determination of questions of fact regarding the Plan by the Administrator or Committee will be conclusively binding on all persons interested in the Plan.

10.1.2           The Administrator and the Committee have the power to promulgate such rules and procedures, to maintain or cause to be maintained such records and to issue such forms as they deem necessary or proper to administer the Plan.

10.1.3           Subject to the terms of the Plan, the Administrator and/or the Committee will determine the time and manner in which all elections authorized by the Plan must be made or revoked.

10.1.4           The Administrator and the Committee have all the rights, powers, duties and obligations granted or imposed upon them elsewhere in the Plan.

10.1.5           The Administrator and the Committee have the power to do all other acts in the judgment of the Administrator or Committee necessary or desirable for the proper and advantageous administration of the Plan.

10.1.6           The Administrator and the Committee will exercise all of their responsibilities in a uniform and nondiscriminatory manner.

10.2	Investment Powers, Duties and Responsibilities of the Administrator and the Committee

10.2.1           The Administrator and the Committee have the power to make and deal with any investment of the Trust in any manner it deems advisable and which is consistent with the Plan.  Notwithstanding the foregoing, the power to make and deal with Trust investments does not extend to any assets subject to the direction and control of Plan Participants as described in Section 10.3.2.

10.2.2           The Administrator and/or the Committee will establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA.

10.2.3           The Administrator and the Committee have the power to direct that assets of the Trust be held in a trust or a master trust consisting of assets of plans maintained by a Participating Employer that are qualified under Code Section 401(a).

10.3	Investment of Accounts

10.3.1           The Administrator or, as delegated by the Administrator, the Committee, may establish such different Investment Funds as it from time to time determines to be necessary or advisable for the investment of Participants’ Accounts, including Investment Funds pursuant to which Accounts can be invested in “qualifying employer securities,” as defined in Part 4 of Title I of ERISA.  Each Investment Fund will have the investment objective or objectives established by the Administrator or Committee.  Except to the extent investment responsibility is expressly reserved in another person, the Administrator or the Committee, in its sole discretion, will determine what percentage of the Plan assets is to be invested in qualifying employer securities.  The percentage designated by the Administrator can exceed ten percent of the Plan’s assets, up to a maximum of all of the Plan’s assets.

10.3.2           Except as provided in Section 10.3.3, the Administrator or, as delegated by the Administrator, the Committee may in its sole discretion permit Participants to determine the portion of their Accounts that will be invested in each Investment Fund.  The frequency with which a Participant may change his or her investment election concerning future Pre-Tax Contributions or Roth Elective Contributions (effective January 1, 2011) or his or her existing Account will be governed by uniform and nondiscriminatory rules established by the Administrator or the Committee.  To the extent permitted under ERISA, the Plan is intended to comply with and be governed by Section 404(c) of ERISA.

10.3.3                 Diversification of Employer Securities.  Effective for Plan Years beginning on or after January 1, 2007, if any portion of a Participant’s Account is invested in publicly-traded Company securities, the Participant may elect to direct the Plan to divest such portion of his or her account of any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of this Section 10.3.3.

Other investment options for purposes of this Section 10.3.3 must include no less than three (3) investment options, other than Company securities, to which the Participant may redirect contributions invested in Company securities.  Each such option must be diversified and have materially different risk and return characteristics.  The Plan must permit divestment and reinvestment opportunities at least quarterly.  Except as provided in applicable Treasury regulations, the Plan may not impose restrictions or conditions on the investment of Company securities which the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by applicable securities laws or IRS guidance

10.4	Valuation of Accounts

A Participant’s Accounts will be revalued at fair market value on each Valuation Date. On each Valuation Date, the earnings and losses of the Trust will be allocated to each Participant’s Account in the ratio that his or her total Account Balance bears to all Account Balances. Notwithstanding the foregoing, if the Administrator or Committee establishes Investment Funds pursuant to Section 10.3, the earnings and losses of the particular Investment Funds will be allocated in the ratio that the portion of each Participant’s Account Balance invested in a particular Investment Fund bears to the total amount invested in that fund. If and to the extent the rules of any Investment Fund require a different method of valuation, those rules will be followed.

10.5	The Insurance Company

The Administrator or the Committee may appoint one or more insurance companies as Funding Agents, and may purchase insurance contracts, annuity contracts or policies from one or more insurance companies with Plan assets. Neither the Administrator nor the Committee, nor any other Plan fiduciary will be liable for any act or omission of an insurance company with respect to any duties delegated to any insurance company.

10.6	Compensation

Each person providing services to the Plan will be paid such reasonable compensation as is from time to time agreed upon between the Company and that service provider, and will have his, her or its expenses reimbursed. Notwithstanding the foregoing, no person who is an Employee will be paid any compensation for his or her services to the Plan.

10.7	Delegation of Responsibility

The Administrator and the Committee may designate by written instrument one or more actuaries, accountants or consultants as fiduciaries to carry out, where appropriate, their administrative responsibilities, including their fiduciary duties. The Committee may from time to time allocate or delegate to any subcommittee, member of the Committee and others, not necessarily employees of the Company, any of its duties relative to compliance with ERISA, administration of the Plan and other related matters, including those involving the exercise of discretion. The Company’s duties and responsibilities under the Plan will be carried out by its directors, officers and employees, acting on behalf of and in the name of the Company in their capacities as directors, officers and employees, and not as individual fiduciaries. No director, officer or employee of the Company will be a fiduciary with respect to the Plan unless he or she is specifically so designated and expressly accepts such designation.

10.8	Committee Members

The Committee will consist of at least three people, who need not be directors, and will be appointed by the Chief Executive Officer of the Company. Any Committee member may resign and the Chief Executive Officer may remove any Committee member, with or without cause, at any time. A majority of the members of the Committee will constitute a quorum for the transaction of business, and the act of a majority of the Committee members at a meeting at which a quorum is present will be an act of the Committee. The Committee can act by written consent signed by all of its members. Any member of the Committee who is an Employee cannot receive compensation for his or her services for the Committee. No Committee member will be entitled to act on or decide any matter relating solely to his or her status as a Participant.

ARTICLE XI

Appointment of Trustee

The Committee or its authorized delegate will appoint the Trustee and either may remove it. The Trustee accepts its appointment by executing the trust agreement. A Trustee will be subject to direction by the Committee or its authorized delegate or, to the extent specified by the Company, by an Investment Manager or other Funding Agent, and will have the degree of discretion to manage and control Plan assets specified in the trust agreement. Neither the Administrator nor the Committee, nor any other Plan fiduciary will be liable for any act or omission to act of a Trustee, as to duties delegated to the Trustee. Any Trustee appointed under this Article XI will be an institution.

ARTICLE XII

Plan Amendment or Termination

12.1	Plan Amendment or Termination

The Company may amend, modify or terminate this Plan at any time by resolution of its Board or by resolution of or other action recorded in the minutes of the Administrator or the Committee. Execution and delivery by the Chairman of the Board, the President, any Vice President of the Company or the Committee of an amendment to the Plan is conclusive evidence of the amendment, modification or termination.

12.2	Limitations on Plan Amendment

No Plan amendment can:

(a)	authorize any part of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries;

(b)	decrease the accrued benefits of any Participant or his or her Beneficiary under the Plan; or

(c)
except to the extent permitted by law, eliminate or reduce an early retirement benefit or retirement-type subsidy (as defined in Code Section 411) or an optional form of benefit with respect to service prior to the date the amendment is adopted or effective, whichever is later.

12.3	Right to Terminate Plan or Discontinue Contributions

The Participating Employers intend and expect to continue this Plan in effect and to make the contributions provided for in this Plan. However, the Company reserves the right to terminate the Plan at any time in the manner set forth in Section 12.1. In addition, each Participating Employer reserves the right to completely discontinue contributions to the Plan for its Employees at any time. Upon termination of the Plan, each affected Participant’s Account Balance will be vested and nonforfeitable and the Trust will continue until the Trust Fund has been distributed.

12.4	Bankruptcy

If the Company is ever judicially declared bankrupt or insolvent, and no provisions to continue the Plan are made in the bankruptcy or insolvency proceeding, the Plan will, to the extent permissible under federal bankruptcy law, be completely terminated.

ARTICLE XIII

Miscellaneous Provisions

13.1	Subsequent Changes

All benefits to which any Participant, Surviving Spouse or Beneficiary may be entitled under this Plan will be determined under the Plan as in effect when the Participant ceases to be an Eligible Employee, and will not be affected by any subsequent change in the provisions of the Plan, unless either the Participant again becomes an Eligible Employee or the subsequent change expressly applies to the Participant.

13.2	Merger or Transfer of Assets

13.2.1           Neither the merger or consolidation of a Participating Employer with any other person, nor the transfer of the assets of a Participating Employer to any other person, nor the merger of the Plan with any other plan will constitute a termination of the Plan.

13.2.2           The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

13.3	Benefits Not Assignable

13.3.1           A Participant’s Account Balance may not be assigned or alienated either voluntarily or involuntarily.

13.3.2           Notwithstanding the foregoing, a Participant may pledge his or her Pre-Tax Account as security for a loan under Section 6.7. In addition, the Administrator or Committee will comply with the terms of any qualified domestic relations order, as defined in Code Section 414(p). Notwithstanding any other provision of the Plan, the Funding Agent has all powers that would otherwise be assigned to the Administrator, regarding the interpretation of and compliance with qualified domestic relations orders, including the power make and enforce rules regarding segregations of or holds on a Participant’s Account to comply with a qualified domestic relations order, or when a domestic relations order is reasonably expected, or is under examination of its status.

13.3.3           The prohibition of Section 13.3.1 will not apply to any offset of a Participant’s Account Balance against an amount the Participant is ordered or required to pay to the Plan under a judgment, order, decree or settlement agreement that meets the requirements of this Section 13.3.3. The requirement to pay must arise under a judgment of conviction for a crime involving the Plan, under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or pursuant to a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of that part 4. In addition, the judgment, order, decree or settlement agreement must expressly provide for the offset of all or part of the amount that must be paid to the Plan against the Participant’s Account Balance.

13.4	Exclusive Benefit of Participants

Notwithstanding any other provision of the Plan, no part of the Trust Fund must ever be used for, or diverted to, any purpose other than the exclusive providing benefits to Participants and their Beneficiaries and defraying the reasonable expenses of the Plan, except that, upon the direction of the Administrator:

(a)	any contribution made by a Participating Employer by a mistake of fact will be returned within one year after payment of the contribution;

(b)
any contribution made by a Participating Employer that was conditioned upon its deductibility shall be returned to the extent disallowed as a deduction under Code Section 404 within one year after the deduction is disallowed; and

(c)
any contribution that was initially conditioned on the Plan’s satisfying the requirements of Code Section 401(a) will be returned to the Participating Employer who made it, if the Plan is initially determined not to satisfy the requirements of Code Section 401(a).

Any amount a Participating Employer seeks to recover under paragraph (a) or (b) will be reduced by the amount of any losses attributable to it, but will not be increased by the amount of any earnings attributable to it.

13.5	Benefits Payable to Minors, Incompetents and Others

If any benefit is payable to a minor, an incompetent, or a person otherwise under a legal disability, or to a person the Administrator reasonably believes to be physically or mentally incapable of handling and disposing of his or her property, whether because of his or her advanced age, illness, or other physical or mental impairment, the Administrator has the power to apply all or any part of the benefit directly to the care, comfort, maintenance, support, education, or use of the person, or to pay all or any part of the benefit to the person’s parent, guardian, committee, conservator, or other legal representative, wherever appointed, to the individual with whom the person is living or to any other individual or entity having the care and control of the person. The Plan, the Administrator and any other Plan fiduciary will have fully discharged their responsibilities to the Participant, Surviving Spouse or Beneficiary entitled to a payment by making payment under the preceding sentence.

13.6	Plan Not A Contract of Employment

The Plan is not a contract of Employment, and the terms of Employment of any Employee will not be affected in any way by the Plan or any related instruments, except as specifically provided in the Plan or related instruments.

13.7	Source of Benefits

Plan benefits will be paid or provided for solely from the Trust or applicable insurance or annuity contracts, and the Participating Employers assume no liability for Plan benefits.

13.8	Proof of Age and Marriage

Participants and Beneficiaries must furnish proof of age and marital status satisfactory to the Administrator or Committee when and if the Administrator or Committee reasonably requests it. The Administrator or Committee may delay the payment of any benefits under the Plan until all pertinent information regarding age and marital status has been presented to it, and then, if appropriate, make payment retroactively.

13.9	Controlling Law

The Plan is intended to qualify under Code Section 401(a) and to comply with ERISA, and its terms will be interpreted accordingly. If any Plan provision is subject to more than one construction, the ambiguity will be resolved in favor of the interpretation or construction consistent with that intent. Similarly, if there is a conflict between any Plan provisions, or between any Plan provision and any Plan administrative form submitted to the Administrator, the Plan provisions necessary to retain qualified status under Code Section 401(a) will govern. Otherwise, to the extent not preempted by ERISA or as expressly provided herein, the laws of the State of Delaware (other than its conflict of laws provisions) will control the interpretation and performance of the Plan.

13.10	Income Tax Withholding

The Administrator or Committee may direct that any amounts necessary to comply with applicable employment tax law be withheld from any payment due under this Plan.

13.11	Claims Procedure

13.11.1                   Any application for benefits under the Plan and all inquiries concerning the Plan shall be submitted to the Company at such address as may be announced to Participants from time to time.  Applications for benefits shall be in the form and manner prescribed by the Company and shall be signed by the Participant or, in the case of a benefit payable after the death of the Participant, by the Participant's Surviving Spouse or Beneficiary, as the case may be.

13.11.2                   The Plan Administrator shall give written or electronic notice of its decision on any application to the applicant within 90 days of receipt of the application.  Electronic notification may be used, at the discretion of the Plan Administrator (or Review Panel, as discussed below).  If special circumstances require a longer period of time, the Plan Administrator shall provide notice to the applicant within the initial 90-day period, explaining the special circumstances requiring the extension of time and the date by which the Plan expects to render a benefit determination.  A decision will be given as soon as possible, but no later than 180 days after receipt of the application.  In the event any application for benefits is denied in whole or in part, the Plan Administrator shall notify the applicant in writing or electronic notification of the right to a review of the denial.  Such notice shall set forth, in a manner calculated to be understood by the applicant:  the specific reasons for the denial; the specific references to the Plan provisions on which the denial is based; a description of any information or material necessary to perfect the application and an explanation of why such material is necessary; and a description of the Plan’s review procedures and the applicable time limits to such procedures, including a statement of the participant’s right to bring a civil action under ERISA Section 502(a) following a denial on review.

13.11.3                   The Company shall appoint a "Review Panel," which shall consist of three or more individuals who may (but need not) be employees of the Company.  The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits under the Plan, and shall hold meetings at least quarterly, as needed.  The Review Panel shall have the authority to further delegate its responsibilities to two or more individuals who may (but need not) be employees of the Company.

13.11.4                   Any person (or his authorized representative) whose application for benefits is denied in whole or in part may appeal the denial by submitting to the Review Panel a request for a review of the application within 60 days after receiving notice of the denial.  The Review Panel shall give the applicant or such representative the opportunity to submit written comments, documents, and other information relating to the claim; and an opportunity to review, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other relevant information (other than legally privileged documents) in preparing such request for review.  The request for review shall be in writing and addressed as follows:  "Review Panel of the Employee Welfare Benefits Plan Committee, 1803 Gears Road, Houston, Texas 77067-4097."  The request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant deems pertinent.  The Review Panel may require the applicant to submit such additional facts, documents, or other material as it may deem necessary or appropriate in making its review.  The Review Panel will consider all comments, documents, and other information submitted by the applicant regardless of whether such information was submitted or considered during the initial benefit determination.

13.11.5                   The Review Panel shall act upon each request for review within 60 days after receipt thereof.  If special circumstances require a longer period of time, the Review Panel shall so notify the applicant within the initial 60 days, explaining the special circumstances requiring the extension of time and the date by which the Review Panel expects to render a benefit determination.  A decision will be given as soon as possible, but no later than 120 days after receipt of the request for review.  The Review Panel shall give notice of its decision to the Company and the applicant.  In the event the Review Panel confirms the denial of the application for benefits in whole or in part, such notice shall set forth in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based.  If such an extension of time for review is required because of special circumstances, the Plan Administrator shall provide the applicant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension.  In the event the Review Panel confirms the denial of the application for benefits in whole or in part, such notice shall set forth in a manner calculated to be understood by the applicant:  the specific reasons for such denial; the specific references to the Plan provisions on which the decision is based; the applicant’s right, upon request and free of charge, to receive reasonable access to, and copies of, all documents and other relevant information (other than legally-privileged documents and information); and a statement of the applicant’s right to bring a civil action under ERISA Section 502(a).

13.11.6                   The Review Panel shall establish such rules and procedures, consistent with ERISA and the Plan, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 13.11.

13.11.7                   To the extent an application for accelerated vesting as a result of a Disability requires the Plan Administrator or the Review Panel, as applicable, to make a determination of Disability under the terms of the Plan, such determination shall be subject to all of the general rules described in this Section 13.11, except as they are expressly modified by this Section 13.11.7.

(a)
If the applicant’s claim is for benefits as a result of Disability, then the initial decision on a claim for disability benefits will be made within 45 days after the Plan receives the applicant’s claim, unless special circumstances require additional time, in which case the Plan Administrator will notify the applicant before the end of the initial 45-day period of an extension of up to 30 days.  If necessary, the Plan Administrator may notify the applicant, prior to the end of the initial 30-day extension period, of a second extension of up to 30 days.  If an extension is due to the applicant’s failure to supply the necessary information, the notice of extension will describe the additional information and the applicant will have 45 days to provide the additional information.  Moreover, the period for making the determination will be delayed from the date the notification of extension was sent out until the applicant responds to the request for additional information.  No additional extensions may be made, except with the applicant’s voluntary consent.  The contents of the notice shall be the same as described in Section 13.11.2 above.  If a benefit claim as a result of Disability is denied in whole or in part, the applicant (or his authorized representative) will receive written or electronic notification, as described in Section 13.11.2.

(b)
If an internal rule, guideline, protocol or similar criterion is relied upon in making the adverse determination, then the notice to the applicant of the adverse decision will either set forth the internal rule, guideline, protocol or similar criterion, or will state that such was relied upon and will be provided free of charge to the applicant upon request (to the extent not legally-privileged) and if the applicant’s claim was denied based on a medical necessity or experimental treatment or similar exclusion or limit, then the applicant will be provided a statement either explaining the decision or indicating that an explanation will be provided to the applicant free of charge upon request.

(c)
The Review Panel, as described above in Section 13.11.3 shall be the named fiduciary that has the authority to act on with respect to any appeal from a denial of benefits as a result of Disability under the Plan.  Any applicant (or his authorized representative) whose application for benefits as a result of Disability is denied in whole or in part may appeal the denial by submitting to the Review Panel a request for a review of the application within 180 days after receiving notice of the denial.  The request for review shall be in the form and manner prescribed by the Review Panel and addressed as follows:  "Review Panel of the Employee Welfare Benefits Plan Committee, 1803 Gears Road, Houston, Texas 77067-4097."  In the event of such an appeal for review, the provisions of Section 13.11.4 regarding the applicant’s rights and responsibilities shall apply.  Upon request, the Review Panel will identify any medical or vocational expert whose advice was obtained on behalf of the Review Panel in connection with an adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.  The entity or individual appointed by the Review Panel to review the claim will consider the appeal de novo, without any deference to the initial benefit denial.  The review will not include any person who participated in the initial benefit denial or who is the subordinate of a person who participated in the initial benefit denial.

(d)
If the initial disability benefit denial was based in whole or in part on a medical judgment, then the Review Panel will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment, and who was neither consulted in connection with the initial benefit determination nor is the subordinate of any person who was consulted in connection with that determination; and upon notifying the applicant of an adverse determination on review, include in the notice either an explanation of the clinical basis for the determination, applying the terms of the Plan to the applicant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(e)
A decision on review shall be made promptly, but not later than 45 days after receipt of a request for review, unless special circumstances require an extension of time for processing.  If an extension is required, the applicant will be notified before the end of the initial 45-day period that an extension of time is required and the anticipated date that the review will be completed.  A decision will be given as soon as possible, but not later than 90 days after receipt of a request for review.  The Review Panel shall give notice of its decision to the applicant; such notice shall comply with the requirements set forth in Section 13.11.5.  In addition, if the applicant’s claim was denied based on a medical necessity or experimental treatment or similar exclusion, the applicant will be provided a statement explaining the decision, or a statement providing that such explanation will be furnished to the applicant free of charge upon request.  The notice shall also contain the following statement:  “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

13.11.8                   No legal or equitable action for benefits under the Plan shall be brought unless and until the applicant (a) has submitted a written application for benefits in accordance with Section 13.11.1 (or 13.11.7(a), as applicable), (b) has been notified by the Plan Administrator that the application is denied, (c) has filed a written request for a review of the application in accordance with Section 13.11.4 (or 13.11.7(c), as applicable); and (d) has been notified that the Review Panel has affirmed the denial of the application; provided that legal action may be brought after the Review Panel has failed to take any action on the claim within the time prescribed in Section 13.11.5 (or 13.11.7(e), as applicable).  A applicant may not bring an action for benefits in accordance with this Section 13.11.8 later than 90 days after the Review Panel denies the applicant's application for benefits.

13.12	Participation in the Plan by An Affiliate

13.12.1                   With the consent of the Board or an authorized delegate of the Board, any Affiliate, by appropriate action of its board of directors, a general partner or the sole proprietor, as the case may be, may adopt the Plan. Each Affiliate will determine the classes of its Employees that will be Eligible Employees and the amount of its contribution to the Plan on behalf of its Eligible Employees.

13.12.2                   With the consent of the Board or an authorized delegate of the Board, a Participating Employer, by appropriate action, may terminate its participation in the Plan.

13.12.3                   With the consent of the Board or an authorized delegate of the Board, a Participating Employer, by appropriate action, may withdraw from the Plan and the Trust. A Participating Employer’s withdrawal will be deemed to be an adoption by that Participating Employer of a plan and trust identical to the Plan and the Trust, except that all references to the Company will be deemed to refer to that Participating Employer. At such time and in such manner as the Administrator directs, the assets of the Trust allocable to Employees of the Participating Employer will be transferred to the trust deemed adopted by the Participating Employer.

13.12.4                   A Participating Employer will have no power with respect to the Plan except as specifically provided herein.

13.13	Action by Participating Employers

Any action required to be taken by the Company pursuant to any Plan provisions will be evidenced in the manner set forth in Section 12.1. Any action required to be taken by a Participating Employer will be evidenced by a resolution of the Participating Employer’s board of directors or an authorized delegate of that board. Participating Employer action may also be evidenced by a written instrument executed by any person or persons authorized to take the action by the Participating Employer’s board of directors, any authorized delegate of that board, or the stockholders. A copy of any written instrument evidencing the action by the Company or Participating Employer must be delivered to the secretary or assistant secretary of the Company or Participating Employer.

13.14	Dividends

Any dividends credited to a group annuity contract between the Participating Employer and the Funding Agent will be used to provide additional benefits under the Plan.

ARTICLE XIV

Top Heavy Provisions

14.1	Top Heavy Definitions

For purposes of this Article XIV and any amendments to it, the terms listed in this Section 14.1 have the meanings ascribed to them below.

14.1.1           Aggregate Employer Contributions means the sum of all Company Contributions, Company Safe Harbor Nonelective Contributions (effective January 1, 2010), and Forfeitures allocated under this Plan for a Matched Participant, as applicable, and all employer contributions and forfeitures allocated for the Matched Participant to all Related Defined Contributions in the Aggregation group.

14.1.2           Aggregation Group means the group of plans in a Mandatory Aggregation Group, if any, that includes the Plan, unless including additional Related Plans in the group would prevent the Plan for being a Top Heavy Plan, in which case Aggregation Group means the group of plans in a Permissive Aggregation Group, if any, that includes the Plan.

14.1.3           Determination Date means, for a Plan Year, the last day of the preceding Plan Year. If the Plan is part of an Aggregation Group, the Determination Date for each other plan will be, for any Plan Year, the Determination Date for that other plan that falls in the same calendar year as the Determination Date for the Plan.

14.1.4           Key Employee means an employee described in Code Section 416(i)(1) and the regulations promulgated thereunder. Generally, a Key Employee is an Employee or former Employee (including a deceased Employee) who, at any time during the Plan Year containing the Determination Date is:

(a)	an officer of the Company or an Affiliate with annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning on and after January 1, 2002);

(b)	a five percent owner of the Company or an Affiliate; or

(c)	a one percent owner of the Company or an Affiliate having annual Compensation of more than $150,000.

For purposes of determining who is a Key Employee, the Plan’s definition of Compensation will be applied by taking into account amounts paid by Affiliates who are not Participating Employers, as well as amounts paid by Participating Employers, and without applying the exclusions for amounts paid by a Participating Employer to cover an Employee’s nonqualified deferred compensation FICA tax obligations and for gross-up payments on such FICA tax payments.

14.1.5           Mandatory Aggregation Group means each plan (considering the Plan and Related Plans) that, during the Plan Year that contains the Determination Date or any of the four preceding Plan Years:

(a)	had a participant who was a Key Employee; or

(b)
was required to be considered with a plan in which a Key Employee participated in order to enable the plan in which the Key Employee participated to meet the requirements of Code Section 401(a)(4) or 410(b).

14.1.6           Non-key Employee means an Employee or former Employee who is not a Key Employee.

14.1.7           Permissive Aggregation Group means the group of plans consisting of the plans in a Mandatory Aggregation Group with the Plan, plus any other Related Plan or Plans that, when considered as a part of the Aggregation Group, does not cause the Aggregation Group to fail to satisfy the requirements of Code Section 401(a)(4) or 410(b).

14.1.8           Present Value of Accrued Benefits means, for any Plan Year, an amount equal to the sum of (a), (b) and (c) for each person who, in the Plan Year containing the Determination Date, was a Key Employee or a Non-key Employee.

(a)
The value of a person’s full Account Balance under the Plan, plus his or her total account balances under each Related Defined Contribution Plan in the Aggregation Group, determined as of the valuation date coincident with or immediately preceding the Determination Date, adjust for contributions due as of the Determination Date, as follows:

(i)
in the case of a plan not subject to the minimum funding requirements of Code Section 412, by including the amount of any contributions actually made after the valuation but on or before the Determination Date and, in the first plan year of a plan, by including contributions made after the Determination Date that are allocated as of a date in the first plan year; and

(ii)
in the case of a plan that is subject to the minimum funding requirements of Code Section 412, by including the amount of any contributions that would be allocated as of a date no later than the Determination Date, plus adjustments to those amounts required under applicable rulings, even though those amounts are not yet required to be contributed or allocated (e.g., because they have been waived) and by including the amount of any contributions actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Code Section 412(c)(10).

(b)
The sum of the actuarial present value of a person’s accrued benefits under each Related Defined Benefit Plan in the Aggregation Group, determined for any person who is employed by a Participating Employer on a Determination Date, expressed as a benefit commencing at normal retirement date (or, if later, the person’s attained age). The present value of an accrued benefit under a Related Defined Benefit Plan is determined as of the most recent valuation date that is within the 12-month period ending on the Determination Date.

(c)
The aggregate value of amounts distributed under the Plan and any plan in an Aggregation Group (as defined in Code Section 416(g)(2)) during the one (1) year period ending on the Determination Date, including amounts distributed under a terminated plan that, if it had not been terminated, would have been in a Mandatory Aggregation Group.  In the case of a distribution from any such plan made for a reason other than separation from service (effective January 1, 2002, severance from employment), death or Disability, this provision shall be applied by substituting ‘five (5) year period’ for ‘one (1) year period.’

(d)
The Present Value of Accrued Benefit of any individual who has not performed services for the Company or an Affiliate during the one (1) year period ending on the Determination Date shall not be taken into account.

14.1.9           Related Plan means any other defined contribution plan (a “Related Defined Contribution Plan”) or defined benefit plan (a “Related Defined Benefit Plan”) (both as defined in Code Section 415(k), maintained by the Company or an Affiliate.

14.1.10                 A Super Top Heavy Aggregation Group exists in any Plan Year for which, as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds 90% of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group. In determining the sum of the Present Value of Accrued Benefits for all employees, the Present Value of Accrued Benefits for any Non-key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date will be excluded.

14.1.11                 Super Top Heavy Plan means the Plan when it is described in the second sentence of Section 14.2.

14.1.12                 A Top Heavy Aggregation Group exists in any Plan Year for which, as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds 60% of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group. In determining the sum of the Present Value of Accrued Benefits for all employees, the Present Value of Accrued Benefits for any Non-key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date will be excluded.

14.1.13                 Top Heavy Plan means the Plan when it is described in the first sentence of Section 14.2.

14.2	Determination of Top Heavy Status

This Plan is a Top Heavy Plan in any Plan Year in which it is a member of a Top Heavy Aggregation Group, including a Top Heavy Aggregation Group that includes only the Plan. The Plan is a Super Top Heavy Plan in any Plan Year in which it is a member of a Super Top Heavy Aggregation Group, including a Super Top Heavy Aggregation Group that includes only the Plan.

14.3	Minimum Allocation for Top Heavy Plan

14.3.1           For any Plan Year that the Plan is a Top Heavy Plan, the sum of the Company Contributions, Company Safe Harbor Nonelective Contributions (effective January 1, 2010), and Forfeitures allocated to the Accounts of each Matched Participant who is a Non-key Employee will be at least three percent of such Participant’s Compensation. However, if the sum of the Company Contributions, Company Safe Harbor Nonelective Contributions (effective January 1, 2010), and Forfeitures allocated to the Accounts of each such Participant who is a Key Employee for the Plan Year is less than three percent of his or her Compensation and this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410(b), the sum of the Company Contributions, Company Safe Harbor Nonelective Contributions (effective January 1, 2010), and Forfeitures allocated to the Accounts of each such Participant who is a Non-key Employee for the Plan Year will be equal to the largest percentage of Compensation allocated to the Accounts of any such Participant who is a Key Employee. Notwithstanding the foregoing, no minimum allocation will be required for any Non-key Employee who participates in another defined contribution plan subject to Code Section 412 and included with this Plan in a Mandatory Aggregation Group.

14.3.2           For any Plan Year when the Plan is a Top Heavy Plan but not a Super Top Heavy Plan and a Key Employee is a participant in both this Plan and a defined benefit plan included in a Mandatory Aggregation Group that is top heavy, the extra minimum allocation will be provided only in this Plan, and by substituting four percent for three percent, where the latter percentage appears in Section 14.3.1.

14.3.3           For any Plan Year that the Plan is a Top 1-levy Plan, the minimum allocations set forth in this Section 14.3 will be allocated to the Accounts of all Non-key Employees who are Matched Participants and who are employed by the Company on the last day of the Plan Year, regardless of their service during the Plan Year, and whether or not they have made contributions of their own to the Plan.

14.3.4           In lieu of the above, if a Non-key Employee participates in this Plan and a Related Defined Benefit Plan included with this Plan in a Mandatory Aggregation Group that is a Top Heavy Aggregation Group, a minimum allocation of five percent of Compensation will be provided under this Plan. However, for any Plan Year when the Plan is a Top Heavy Plan but not a Super Top Heavy Plan and a Key Employee is a participant in both this Plan and a Related Defined Benefit Plan included with this Plan in a Mandatory Aggregation Group, seven and one-half percent will be substituted for five percent where the latter percentage appears in this Section 14.3.4, and the extra minimum allocation will be provided only in this Plan.

14.3.5           Company Contributions or Company Safe Harbor Nonelective Contributions (effective January 1, 2010) made on behalf of a Matched Participant pursuant to Section 3.4 of the Plan shall be taken into account for purposes of satisfying the minimum allocation requirements of Section 14.3 of the Plan and Code Section 416(c)(2).  Company Contributions made on behalf of a Matched Participant or Company Safe Harbor Nonelective Contributions (effective January 1, 2010) made that are used to satisfy the minimum contribution requirements shall be treated as Company Contributions or Company Safe Harbor Nonelective Contributions (effective January 1, 2010), as applicable, for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m).

IN WITNESS WHEREOF, the undersigned Committee member has executed this Plan this ___ day of May, 2012, to be effective, as amended and restated, as of January 1, 2012, except as otherwise expressly provided herein.

JOHN BEAN TECHNOLOGIES CORPORATION

By:
Member, Employee Welfare Benefits
Plan Committee

APPENDIX A

Bargaining Units Covered Under the Plan

Until otherwise negotiated, the bargaining units whose members are covered by the Plan, and the effective dates of their coverage, are listed below:

Name of Bargaining Unit	Effective Date of Plan Coverage	Effective Date of FMC Plans or FMCTI Plan Coverage

Packaging Systems Division, Green Bay, Wisconsin, United Steel Workers, Local 32-6050	Effective Date	October 1, 1989; Division Sold by FMC June 17, 1998; Account balances remained in FMC Plans and FMCTI Plan

Jetway Systems, Ogden, Utah United Steel Workers Local 612	Effective Date	January 1, 1995

Agricultural Machinery Division, Hoopeston, Illinois, United Paper- workers International Union, AFL- C10, CLC, Local 7985	Effective Date	January 1, 1997

Smith Meter, Inc., Erie, Pennsylvania, International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America Local Union 714	Effective Date	June 1, 1998

Hawaii Transportation Workers Union of America	Effective Date	October 6, 2000

APPENDIX B

Bargaining Units Matched Under the Plan

Until otherwise negotiated, the bargaining units whose members are entitled to a Company Contribution under Section 3.4 of the Plan, and the effective dates of their coverage, are listed below:

Name of Bargaining Unit	Effective Date of Eligibility for Company Contributions	Effective Date of Eligibility for FMC Contributions in FMC Matched Plan or FMCTI Contributions in FMCTI Plan

Agricultural Machinery Division, Hoopeston, Illinois, United Paper- workers, International Union, AFL- CIO, CLC, Local 7985	Effective Date	January 1, 1997

APPENDIX C

Elections Through December 31, 2001

The following Participants (listed by social security number) who work at the following locations had deferral and/or contribution elections of less than 2% under the FMC Plans, and have been grandfathered in those elections under the FMCTI Plan and this Plan through December 31, 2001:

50210 Ogden, Utah

###-##-####
###-##-####
###-##-####
###-##-####
###-##-####
###-##-####
###-##-####
###-##-####

51113 Corpus Christi, Texas

###-##-####

Appendix D

List of Airport Services Locations

Name of Division Location	Effective Date	End Date	Prevailing Wage Employee (Y/N)	Living Wage Employee (Y/N)
LAX Terminal 6 (FFT AS LAX PW 50248)	January 1, 2011		Y	Y
Miami-Dade County (FFT AS MIAMI PW 50245)	January 1, 2011		Y	N
Orange County (FFT AS ORANGE CTY PW 50246)	January 1, 2011		Y	N
Long Beach (FFT AS Long Beach PW 50247)	January 1, 2011		Y	N
LAX Delta (FFT AS LAX DELTA LP 50249)	March 1, 2011		N	N
Cincinnati (FFT AS CINCINNATI LP 50250)	June 1, 2011		N	N
LAX Terminal 2 (FFT AS LAX2 LP 50251)	September 1, 2011		N	N
Houston Train (FFT AS HAS TRAIN LP 50253)	September 1, 2011		N	N
Chicago O’Hare (FFT AS CHI ORD LP 50252)	October 1, 2011		N	N
Dallas-Fort Worth (FFT AS Dallas Terminal E 50228)	January 1, 2012		N	N